As filed with the Securities and Exchange Commission on June 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	98-0641955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

874 Sinclair Road

Oakville, Ontario L6K 2YI

Canada

(905) 845-6511

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tim Hortons USA Inc.

4150 Tuller Road, Suite 236

Dublin, Ohio 43017

(614) 791-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Jill E. Sutton Executive Vice President, General Counsel and Secretary 874 Sinclair Road Oakville, Ontario L6K 2Y1 Canada (905) 845-6511	Robert C. Lando Osler, Hoskin & Harcourt LLP 620 Eighth Avenue, 36th Floor New York, NY 10018 (212) 867-5800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without par value, and associated share purchase rights	4,127,436	$ (2)	$ (2)	$0 (2)

(1)	This number represents the maximum number of Common Shares that may be offered under this registration statement. Registration Statement No. 333-174888 on Form S-3, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Registrant on June 14, 2011 (the “Prior Registration Statement”), expires on the third anniversary of the date of filing with the SEC pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The securities covered by this registration statement consist solely of the unsold securities from the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, these securities are being carried forward to this registration statement. No additional securities are being registered by this registration statement. In addition to the number of Common Shares set forth in the table, pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminate number of Common Shares that may be issued in connection with share splits, share dividends or similar transactions. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the entire amount of the registration fee for this registration statement is offset by the filing fee associated with unsold securities registered under the Prior Registration Statement. A filing fee of $25,605.86 was paid in connection with the registration pursuant to the Prior Registration Statement of 5,000,000 of the Registrant’s Common Shares, 4,127,436 of which remain unsold.

TIM HORTONS INC.

4,127,436 COMMON SHARES

DIRECT SHARE PURCHASE AND DIVIDEND REINVESTMENT PLAN

This prospectus covers 4,127,436 common shares, without par value (the “Common Shares”), of Tim Hortons Inc., incorporated under the Canada Business Corporations Act, that may be purchased under our Direct Share Purchase and Dividend Reinvestment Plan, which provides certain persons with a simple and convenient method of making cash purchases of Common Shares and investing cash dividends declared on their Common Shares in additional Common Shares.

The Plan is comprised of three sub-plans: (i) a plan for certain employees and consultants of Tim Hortons Inc. and certain affiliates thereof (the “Employee Sub-Plan”); (ii) a plan for Canadian and U.S. resident restaurant owners (the “Franchisee Sub-Plan”); and (iii) a plan for members of the general public, as well as, in certain circumstances, employees, restaurant owners, and employees of restaurant owners (the “General Sub-Plan,” and together with the Employee Sub-Plan and the Franchisee Sub-Plan, the “Plan”).

Participants in the Plan may:

•	make initial and/or additional cash purchases of our Common Shares (certain administrative fees may apply) in an amount of at least C$25 for Canadian residents and US$25 for U.S. residents (subject to certain exceptions for eligible employees) on the open market through the facilities of the Toronto Stock Exchange (the “TSX”) or an alternative Canadian exchange (collectively, the “Canadian Exchange”) for participants resident in Canada and the New York Stock Exchange (the “NYSE”) for participants resident in the United States;

•	arrange for automatic recurring investments from an account at a Canadian or U.S. bank or financial institution for General Sub-Plan participants and automatic recurring investments by means of payroll deductions for Employee Sub-Plan participants; and

•	reinvest their cash dividends by purchasing additional Common Shares on the Canadian Exchange for participants resident in Canada and the NYSE for participants resident in the United States.

The purchase price of the Common Shares acquired pursuant to the Plan will be the volume-weighted average of the actual price paid in Canadian or U.S. dollars, as applicable, on a per Common Share basis, for Common Shares purchased on behalf of (i) Canadian resident Plan participants on the Canadian Exchange or (ii) U.S. resident Plan participants on the NYSE (in each case, excluding brokerage commissions, fees and transaction costs) on the date of purchase.

Our Common Shares are listed on both the TSX and the NYSE under the symbol “THI.” On June 12, 2014, the closing price for our Common Shares on the TSX was C$58.70 and the closing price for our Common Shares on the NYSE was US$54.05.

We currently pay quarterly dividends on our Common Shares. The rate at which we pay dividends takes into account all factors that our Board of Directors considers relevant from the perspective of our company, including our available cash flow, financial condition and capital requirements. Any decision to declare dividends is at the discretion of our Board of Directors.

We will not receive any proceeds from the sale of Common Shares under the Plan, as all transactions are undertaken on the open market on behalf of Plan participants.

The Plan was approved by our Board of Directors on May 12, 2011 and by our shareholders on May 13, 2011, with certain amendments to the Plan approved by our Board of Directors on June 13, 2014.

Unless the context requires otherwise, in the Plan, “we,” “our,” “us” and the “Corporation” refer solely to Tim Hortons Inc.

Investing in our Common Shares involves risks. See “Risk Factors and Special Note Regarding Forward-Looking Statements” on page 2 of this prospectus for a discussion of certain risk factors relevant to an investment in our Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, securities in any state or country where such offer or sale is not permitted.

The date of this prospectus is June 13, 2014.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the distribution of our Common Shares pursuant to this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of our Common Shares made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

TIM HORTONS INC.

We are one of the largest publicly-traded quick service restaurant chains in North America based on market capitalization and the largest in Canada based on systemwide sales and number of locations. We appeal to a broad range of consumer tastes, with a menu that includes our premium blend coffee, espresso-based hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), iced cappuccinos, specialty and steeped teas, cold beverages, fruit smoothies, home-style soups, chili, grilled Panini and classic sandwiches, wraps, yogurt and berries, oatmeal, breakfast sandwiches and wraps, and fresh baked goods, including donuts, Timbits®, bagels, muffins, cookies, croissants, Danishes, pastries and more.

The first Tim Hortons® restaurant was opened in 1964 by Tim Horton, a National Hockey League All-Star defenseman. In 1967, Tim Horton and Ron Joyce, then the operator of three Tim Hortons restaurants, became partners and together they opened 37 restaurants over the next seven years until Mr. Horton’s death in 1974. Mr. Joyce became the sole owner in 1975. In the early 1990s, Tim Hortons and Wendy’s®, now owned by The Wendy’s Company (“Wendy’s”), entered into a partnership to develop real estate and combination restaurant sites with Wendy’s and Tim Hortons restaurants under the same roof. In 1995, Wendy’s purchased Mr. Joyce’s interest in the Tim Hortons system and incorporated the company known as Tim Hortons Inc., a Delaware corporation (“THI USA”), as a wholly-owned subsidiary. In 2006, we became a standalone public company pursuant to an initial public offering and a subsequent spin-off of our common stock to Wendy’s stockholders through a stock dividend in September 2006.

In September 2009, THI USA was reorganized such that Tim Hortons Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), became the publicly held parent company of the group of companies previously controlled by THI USA, and each outstanding share of THI USA’s common stock automatically converted into one common share of the Canadian public corporation. The issuance of the Corporation’s common shares (and the associated share purchase rights) was registered under the Securities Act of 1933, as amended (the “Securities Act”) and, like the common stock of THI USA previously, the Corporation’s common shares are traded on both the Toronto Stock Exchange and the New York Stock Exchange under the symbol “THI.” Accordingly, references to “we,” “our,” “us” or the “Corporation” refer to THI USA and its subsidiaries for periods on or before September 27, 2009 and to Tim Hortons Inc., a corporation incorporated under the Canada Business Corporations Act, and its subsidiaries, for periods on or after September 28, 2009, unless specifically noted otherwise.

Our primary business model is to identify potential restaurant locations, develop suitable sites, and make these new restaurants available to approved restaurant owners. Selectively, where it may complement our growth strategies, we will also seek to enter into strategic relationships with restaurant owners that will complement our development with their own capital deployment, site selection, and development. These relationships permit the development of our restaurants without our own capital being deployed, as the restaurant owner controls the real estate.

As of the date of this filing, restaurant owners operated substantially all of our systemwide restaurants. We directly own and operate (without restaurant owners) only a small number of restaurants in Canada and the U.S. We also have significant supply chain operations, including procurement, warehousing and distribution, to supply paper and dry goods to a substantial majority of our Canadian restaurants, and procure and supply frozen baked goods and some refrigerated products to most of our Ontario and Quebec restaurants. In the U.S., we supply similar products to system restaurants through third-party distributors. Our operations also include coffee roasting plants in Rochester, New York, and Hamilton, Ontario, and a fondant and fills manufacturing facility in Oakville, Ontario. These vertically integrated manufacturing, warehouse, and distribution capabilities benefit our restaurant owners and are important elements of our business model which allow us to improve product quality and consistency; protect proprietary interests; facilitate the expansion of our product offerings; control availability and timely delivery of products; provide economies of scale and labour efficiencies; and generate additional sources of income and financial returns.

Our business model results in several distinct sources of revenues and corresponding income, consisting of distribution sales, franchise rent and royalties revenues, manufacturing income, and, to a much lesser extent, equity income, and sales from company-operated restaurants. Franchise royalties are based on a percentage of gross restaurant sales. Rental revenues result from our controlling interest (i.e., lease or ownership) in the real estate for a substantial majority of full-serve system restaurants in Canada and the U.S., generating base rent and percentage rent in Canada, and percentage rent only in the U.S. Percentage rent arrangements result in higher rental income as same-store sales increase. Historically, as we have opened new restaurants and made them available to restaurant owners, our operating income base has expanded. In addition, our product distribution and warehouse operations have generated consistent positive operating income.

RISK FACTORS AND SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Before you decide to participate in the Plan and invest in our Common Shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this prospectus, which include the risk factors set forth in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian Securities Administrators (the “CSA”) on February 25, 2014, as amended by Amendment No. 1 thereto filed with the SEC and CSA on March 21, 2014 (collectively, the “Annual Report”), before you decide to participate in the Plan and purchase Common Shares. In addition, you should consult your own financial and legal advisors before making an investment. In addition, please note that certain statements contained and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “target,” “aspiration,” “outlook,” “forecast” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Examples of forward-looking statements that may be contained in our public disclosure from time-to-time include, but are not limited to, statements concerning management’s expectations relating to possible or assumed future results, our goals and aspirations, our strategic priorities, and the economic and business outlook for us, for each of our business segments and for the economy generally. The forward-looking statements contained in this Form S-3 are based on currently available information and are subject to various risks and uncertainties that could materially and adversely impact our business, financial condition and results of operations (i.e. the “risk factors”). Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also materially adversely affect our business, financial condition, and/or operating results. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: (i) prospects and execution risks concerning our growth strategy; (ii) the absence of an adverse event or condition that damages our strong brand position and reputation; (iii) the absence of a significant increase in competition or in volume or type of competitive activity within the quick service restaurant segment of the food service industry; (iv) the cost and availability of commodities; (v) the absence of an adverse event or condition that disrupts our distribution operations or impacts our supply chain; (vi) a continuing positive working relationship with the majority of our restaurant owners; (vii) the absence of any material adverse effects arising as a result of litigation; (viii) no significant changes in our ability to comply with current or future regulatory requirements; (ix) our ability to retain our senior management team and attract and retain qualified personnel; (x) our ability to maintain investment grade credit ratings; (xi) our ability to obtain financing on favorable terms; and (xii) general worldwide economic conditions.

Many of the factors that could determine our future performance are beyond our ability to control or predict. Investors should carefully consider our risk factors and the other information set forth in this Form S-3 and are further cautioned not to place undue reliance on the forward-looking statements contained in this Form S-3, which speak only as of the date such forward-looking statements were made. The events and uncertainties outlined in the risk factors, as well as other events and uncertainties not set forth below, could cause our actual results to differ materially from the expectation(s) included in the forward-looking statement and, if significant, could materially affect the Corporation’s business, revenue, share price, financial condition, and/or future results, including, but not limited to, causing the Corporation to: (i) close restaurants, (ii) fail to realize our same-store sales growth targets, which are critical to achieving our financial targets, (iii) fail to meet the expectations of securities analysts or investors, or otherwise fail to perform as expected, (iv) experience a decline and/or increased volatility in the market price of our stock, (v) have insufficient cash to engage in or fund expansion activities, dividends, or share repurchase programs, or (vi) increase costs, corporately or at restaurant level, which may result in increased restaurant-level pricing, which, in turn, may result in decreased guest demand for our products resulting in lower sales, revenue, and earnings. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also materially adversely affect our business, financial condition, and/or operating results. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Throughout this Form S-3, the words “include,” “including” or words of similar effect mean “include, without limitation” or “including, without limitation,” as applicable.

Set forth below, we have identified certain risk factors, among others, that you should consider before making a decision on whether or not to participate in the Plan, and we have identified certain factors that could cause actual plans and results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. In addition, you should carefully review the risk factors set forth in our most recent Annual Report, which are incorporated by reference herein.

Risks related to the Plan

You will not know the price of the Common Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of the Common Shares may fluctuate between the time you decide to purchase or sell Common Shares under the Plan and the time of actual purchase or sale. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you will be unable to revoke your instructions once they are given. No interest will be paid on funds received from (or on behalf of) any participant.

We declare dividends in Canadian dollars. The exchange rate between the U.S. and Canadian dollar may fluctuate between the date that we declare a dividend and pay that dividend. For dividends payable to registered shareholders who are resident in the United States, we will convert dividends from Canadian dollars into U.S. dollars at the noon exchange rate announced by the Bank of Canada on the date of exchange, which is generally seven calendar days before the dividend payment date, and we will deliver those dividends, as so converted, to Computershare. Computershare will use those funds to reinvest the dividends in additional Common Shares on the NYSE. Neither the Corporation nor Computershare is responsible for any loss of value associated with purchasing Common Shares or with foreign exchange fluctuations.

Risk of Market Price Fluctuations

You should recognize that Common Shares acquired under the Plan are no different from an investment in Common Shares directly held. Accordingly, neither the Corporation nor the Plan Administrator can ensure a profit or protect against a loss on Common Shares purchased or sold under the Plan, and neither shall be liable for any change in the market value of any security at any time.

Risks Generally

Factors that could affect the Corporation’s financial results and the market price of our Common Shares, and could cause our actual results to differ materially from the expectation(s) included in our forward-looking statements and, if significant, could materially affect the Corporation’s business, sales revenue, share price, financial condition and/or future results include, but are not limited to:

•	our ability to successfully implement growth through strategic initiatives;

•	our continued ability, and the ability of our restaurant owners, to obtain suitable locations and financing for new restaurant development;

•	dependence upon the value of the Tim Hortons® brand and our Canadian segment performance;

•	competition within the quick service restaurant segment of the food service industry, which remains extremely intense, with many competitors pursuing heavy price discounting;

•	our ability to continue to innovate and develop new products;

•	commodity costs;

•	changes in food safety, health or dietary preferences and perceptions;

•	disruption of our supply chain;

•	our ability to maintain positive relationships with our restaurant owners and their actions;

•	legal claims;

•	governmental initiatives such as minimum wage rates, taxes and franchise laws and regulations;

•	our ability to retain key members of management or attract additional qualified management personnel to meet business needs;

•	a disruption or security breach with respect to our technology systems;

•	our ability to protect our intellectual property and trade secrets;

•	energy, labor and benefit costs;

•	the potential impact of strategic alliances on our operating results and the value of our brand;

•	catastrophic events and harsh weather conditions; and

•	changes in economic conditions.

These factors and other risk factors, including those incorporated by reference herein from our most recent Annual Report, represent risks our management believes are material.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

We are incorporated under the laws of Canada. A majority of our assets are located outside of the United States and a majority of our directors, officers and experts are residents of Canada. As a result, it may be difficult for U.S. investors to realize upon judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

DIRECT SHARE PURCHASE AND DIVIDEND REINVESTMENT PLAN

The Plan is comprised of three sub-plans: the General Sub-Plan, the Employee Sub-Plan and the Franchisee Sub-Plan. Set forth below are the Plan terms common to all three sub-plans, with certain specified exceptions. Following the descriptions of Plan terms common to all three sub-plans are descriptions of additional Plan terms that are specific to each of the three sub-plans.

All Plan participants should read “Common Terms of the General, Employee and Franchisee Sub-Plans.” General Sub-Plan participants should also read “Additional Terms of the General Sub-Plan.” Employee Sub-Plan participants should also read “Additional Terms of the Employee Sub-Plan.” Franchisee Sub-Plan participants should also read “Additional Terms of the Franchisee Sub-Plan.” Defined terms in each sub-plan description are specific to the sub-plan description in which such terms are defined.

COMMON TERMS OF THE GENERAL, EMPLOYEE AND FRANCHISEE SUB-PLANS

Purpose of the Plan

The purpose of the Plan is to provide a simple and convenient method of:

•	making initial and/or additional direct purchases of Common Shares; and/or

•	reinvesting cash dividends declared and paid on Common Shares in additional Common Shares by: (i) persons resident in Canada or the United States pursuant to the General Sub-Plan; (ii) permanent full-time and part-time (with benefits) employees of the Corporation and certain of its affiliates, as determined by the Corporation from time to time, other than hourly employees who work out of our corporate-owned restaurants, and one or more consultants or advisors of the Corporation, as determined by the Corporation, who are resident in Canada or the United States (collectively, the “Eligible Employees”) pursuant to the Employee Sub-Plan; and (iii) the Corporation’s restaurant owners that are resident in Canada or the United States, not including licensees under operator agreements unless specifically determined otherwise by the Corporation and specifically including any restaurant owners who the Corporation determines (collectively, the “Eligible Restaurant Owners”) pursuant to the Franchisee Sub-Plan.

We presently pay quarterly dividends on our Common Shares. The rate at which we pay dividends takes into account all factors that our Board of Directors considers relevant from the perspective of the Corporation. The decision to declare dividends is at the discretion of our Board of Directors.

Administration of the Plan

The administrator of the Plan with respect to Canadian residents is Computershare Trust Company of Canada, the Corporation’s transfer agent (“Computershare Canada”). The administrator of the Plan with respect to U.S. residents is Computershare Trust Company, N.A. (“Computershare U.S.”). All references in the Plan to “Computershare” or the “Plan Administrator” shall mean Computershare Canada if you are a Canadian resident and Computershare U.S. if you are a U.S. resident, except where the context requires a collective reference to Computershare Canada and Computershare U.S. Certain services of Computershare U.S. under the Plan may be performed by one or more affiliates thereof. The Plan Administrator’s responsibilities are to, among other things:

•	facilitate enrolment in the Plan by eligible participants;

•	apply funds received from a Plan participant (or, in the case of the Employee Sub-Plan and the Franchisee Sub-Plan, from the Corporation or an affiliate thereof, on behalf of a Plan participant) for the purchase of whole and/or fractional Common Shares for the participant’s account, as directed by the participant;

•	in the case of the General Sub-Plan, apply any cash dividends paid on the Common Shares covered by the Plan to the purchase of additional whole and/or fractional Common Shares or distribute any cash dividends paid on the Common Shares to the Plan participant directly, as directed by the Plan participant;

•	in the case of the Employee Sub-Plan and the Franchisee Sub-Plan, apply cash dividends paid on the Common Shares covered by the Plan to the purchase of additional whole and/or fractional Common Shares;

•	receive and coordinate the execution of requests to sell Common Shares, as directed by the Plan participant;

•	send quarterly account statements to Plan participants;

•	maintain online functionality to, among other things, view account transactions, view dividend reinvestment history, retrieve duplicate tax and Plan statements, sell Common Shares and enroll in e-delivery of securityholder materials;

•	maintain records; and

•	conduct such other duties, as specified by the Plan.

Common Shares purchased under the Plan on behalf of a Plan participant will be held by Computershare as agent for such Plan participant.

The Plan Administrator is not providing, and will not provide, any advice regarding your decision to participate in the Plan, and makes no recommendation concerning the purchase or sale of Common Shares.

U.S. residents should be aware that neither Computershare Canada nor Computershare U.S. is a United States registered broker dealer and that Common Shares held in accounts on behalf of U.S. resident participants by Computershare Canada or Computershare U.S. are not subject to protection under the United States Securities Investor Protection Act of 1970, as amended or the Securities Investor Protection Corporation (SIPC) established thereunder.

Purchase Price of Common Shares

The Common Shares purchased by the Plan Administrator pursuant to the Plan will be existing Common Shares purchased, for Canadian resident Plan participants, through a Canadian registered dealer on Computershare Canada’s behalf, on the Canadian Exchange and, for U.S. resident Plan participants, through a U.S. registered broker-dealer on Computershare U.S.’s behalf, through the facilities of the NYSE.

The purchase price of the Common Shares acquired on a dividend payment date (or within five business days thereafter) pursuant to the dividend reinvestment component of the Plan will be:

•	for Canadian residents, the volume-weighted average of the actual price paid in Canadian dollars, on a per-Common Share basis, for the Common Shares purchased on behalf of Canadian resident Plan participants on the Canadian Exchange on that purchase date, and

•	for U.S. residents, the volume-weighted average of the actual price paid in U.S. dollars, on a per-Common Share basis, for the Common Shares purchased on behalf of U.S. resident Plan participants on the NYSE on that purchase date.

The purchase price of the Common Shares acquired on a Direct Share Purchase Date (as defined below) pursuant to the direct share purchase component of the Plan will be:

•	for Canadian residents, the volume-weighted average of the actual price paid in Canadian dollars, on a per-Common Share basis, for the Common Shares purchased on behalf of Canadian resident Plan participants on the Canadian Exchange (less applicable fees of the Plan Administrator in accordance with its fee schedule) on that Direct Share Purchase Date; and

•	for U.S. residents, the volume-weighted average of the actual price paid in U.S. dollars, on a per-Common Share basis, for the Common Shares purchased on behalf of U.S. resident Plan participants on the NYSE (less applicable fees of the Plan Administrator in accordance with its fee schedule) on that Direct Share Purchase Date.

Computershare is entitled to aggregate all purchases of Common Shares under the Plan (i.e., all three sub-plans comprising the Plan).

Neither the Corporation nor any Plan participant shall have any authority or power to control the timing or pricing of Common Shares purchased under the Plan, or the selection of the broker making the purchases. Neither Computershare nor the Corporation will have any ability to control, or liability for, the timing or pricing of Common Shares purchased or sold. Therefore, Plan participants will not be able to precisely time their purchases under the Plan and will bear the market risk associated with fluctuations in the price of the Common Shares, as well as fluctuations in Canadian and/or U.S. currency rates. If Plan participants submit an initial or additional optional direct share purchase request, request pre-authorized direct bank debits, authorize a payroll deduction or direct the Corporation to remit Franchisee Payments (as defined below) directly to Computershare for the purchase of Common Shares, each as applicable to the sub-plan under which each Plan participant participates in the Plan, it is possible that the market price of the Common Shares could increase or decrease before Common Shares are purchased with such Plan participants’ funds. In addition, you will not earn interest on funds held pending investment for the period before the Common Shares are purchased.

For greater clarity with respect to the foregoing, no adjustments will be made to account for and no value will be paid in connection with: (i) any currency fluctuations; (ii) any difference in the trading price of the Common Shares on the Canadian Exchange and the NYSE; and/or (iii) any fluctuations in the trading price of the Common Shares as a result of the timing of (including any delay for any reason whatsoever in) the purchase of Common Shares pursuant to the Plan. The price of the Common Shares fluctuates on a daily basis. The price may rise or fall after you submit your request to purchase or pre-authorize direct bank debits, authorize a payroll deduction or direct the Corporation to remit Franchisee Payments directly to Computershare, as applicable, and prior to the ultimate purchase of Common Shares on your behalf. The price risk and other risks described above will be borne solely by you.

Fractional Shares

The Plan Administrator will credit your account with fractions of Common Shares (and dividends in respect of such fractions). The rounding of any fractional interest shall be determined by Computershare using commercially reasonable methods. Upon termination of your participation in the Plan, you will receive cash in respect of any fractional shares held in your account under the Plan. See “Termination of Participation in the Plan,” below.

Under the Plan, any cash dividends paid on fractional shares acquired through the Plan will be automatically reinvested in additional Common Shares.

Sale of Plan Shares

You may elect, at any time, to sell all or a portion of the Common Shares held by the Plan Administrator on your behalf by completing the termination/withdrawal portion of the voucher located on the reverse of your statement of account, and delivering it to Computershare. You may also make a sale request online through Computershare’s self-service web portal, Investor Centre, at www.computershare.com/timhortons (for Canadian residents) and www.computershare.com/timhortonsusa (for U.S. residents). With respect to Employee Sub-Plan participants and Franchisee Sub-Plan participants, the foregoing is subject to any insider trading restrictions and corporate insider trading policies that are applicable to you. In addition, Employee Sub-Plan participants are subject to a holding period on any Contributed Shares of such participant (as defined below).

Participants’ requests that Computershare sell their Common Shares are irrevocable, and such sales will be made at market prices at the time of sale, by batch order. Market orders, as further described below, are available to U.S. residents through Computershare’s self-service web portal, Investor Centre.

In a batch order, your Common Shares will, subject to market conditions and other factors, be sold at prevailing market prices within five business days of receipt of your request, assuming the applicable stock exchange is open for trading and sufficient market liquidity exists. Participants who request the sale of their Common Shares under a batch order will not be able to either control the timing of such sales or place “limit orders” specifying the prices at which they are willing to sell their Common Shares. For U.S. residents electing to sell their Common Shares through a market order, market order sale requests received through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare U.S.’s dealer, less the Plan Administrator’s applicable fees, in accordance with its fee schedule.

Other sale options may become available, from time to time, during the term of the Plan. Any new options will be described on Computershare’s Investor Centre web portal at www.computershare.com/timhortons (for Canadian residents) and www.computershare.com/timhortonsusa (for U.S. residents).

Common Shares that are sold on behalf of Canadian resident Plan participants will be sold through a registered dealer on the Canadian Exchange, while Common Shares sold on behalf of U.S. resident Plan participants will be sold through a registered dealer on the NYSE.

Please note that the Plan Administrator requires five business days before the record date for a dividend in order to enable dividend reinvestment on newly-acquired Common Shares. Accordingly, if a Plan participant acquires Common Shares within five business days before the record date of a dividend, then the dividends paid on such Common Shares shall not be automatically reinvested in Common Shares but, instead, a cheque representing the dividends paid on such Common Shares shall be sent to such participant.

Alternatively, you may choose to sell the Common Shares held by the Plan Administrator on your behalf through a broker, investment dealer, financial institution or other nominee (each, an “Intermediary”) of your choice, in which case you would have to request that Computershare withdraw the non-fractional Common Shares from your Plan account and process a direct registration system deposit into your Common Share account. You would then contact your Intermediary in the usual manner to electronically transfer your Common Shares to your broker. The sale of your Common Shares would be subject to the procedures, fees and costs of the Plan Administrator and your Intermediary, for which you are solely responsible.

No fractional shares held on your behalf will be sold by the Plan Administrator or transferred to your Intermediary. The Plan Administrator will make a cash payment to you for any fractional Common Shares held in your account, based upon the closing price of the Common Shares on the TSX on the day immediately preceding the effective date of such sale or transfer (in the case of Canadian residents) or based upon the current market price of the Common Shares on the NYSE at the time of such sale or transfer (in the case of U.S. residents).

Common Shares that are sold on your behalf may be commingled with the Common Shares of other Plan participants that are sold on the same exchange (including participants under the Corporation’s other two sub-plans). The sale price for such Common Shares shall be the volume-weighted average of the actual price paid, on a per-Common Share basis, for the Common Shares sold on behalf of Plan participants on the same stock exchange (less applicable fees of the Plan Administrator in accordance with its fee schedule) on the same sale date. All sale requests are final when the Plan Administrator receives them. Computershare cannot and does not guarantee the actual sale date, time or price, nor can it stop or cancel any request to sell Common Shares. Furthermore, neither the Corporation nor any Plan participant shall have any authority or power to direct the time, date or price at which Common Shares may be sold, or to select the broker or dealer through or from whom sales are to be made by the Plan Administrator. Therefore, Plan participants will not be able to precisely time their sales under the Plan and will bear the market risk associated with fluctuations in the price of our Common Shares, as well as fluctuations in Canadian and/or U.S. currency rates. If a Plan participant submits a sale request, it is possible that the market price of our Common Shares could increase or decrease before such Plan participant’s Common Shares are sold. Neither the purchase price nor the sale price is determined until such time as the broker completes the trade. In addition, Plan participants will not earn interest on investments of any funds for the period before the Common Shares are sold.

Computershare will send you a cheque for the proceeds of the sale, less any fees and applicable taxes, if any, for which you are solely responsible. See “Participation Fees.”

For greater clarity with respect to the foregoing, no adjustments will be made to account for and no value will be paid in connection with: (i) any currency fluctuations; (ii) any difference in the trading price of our Common Shares on the Canadian Exchange and the NYSE; and/or (iii) any fluctuations in the trading price of our Common Shares as a result of the timing of (including any delay for any reason whatsoever in) the sale of Common Shares pursuant to the Plan. The price of our Common Shares fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your Common Shares. The price risk and other risks described above will be borne solely by you.

Reporting to Participants

Each Plan Administrator will maintain a separate account for each Plan participant resident in that Plan Administrator’s jurisdiction. On a quarterly basis, Computershare will provide Plan participants with a detailed statement of account. This statement will set out the record date, the dividend payment date, the amount of cash dividends paid on the participant’s Common Shares, the amount of any applicable withholding tax, the number of Common Shares purchased through the Plan with respect to such dividend, any direct share purchases made on behalf of such participant, the purchase price for any Common Shares acquired on behalf of such participant (pursuant to both the dividend reinvestment and direct share purchase components of the Plan), the number of Common Shares sold through the Plan at the participant’s request, the sale price for any Common Shares sold on behalf of such participant, and the updated total number of Common Shares being held by Computershare for the participant’s account. Plan participants may also view their account information online at www.computershare.com/timhortons, for Canadian residents, and www.computershare.com/timhortonsusa, for U.S. residents.

If you are a General Sub-Plan participant and you are not a registered shareholder and participate in the Plan through arrangements made with your Intermediary, you should contact your Intermediary for account information.

Due to the manner in which dividends are treated under applicable tax laws, you will need to remain mindful of your cash flow situation, as you may be required to make remittances to taxing authorities in connection with your annual tax obligations for dividends reinvested under the Plan, and as a result of other transactions undertaken pursuant to the Plan. See “Certain Income Tax Considerations Relating to the Plan,” below. The Plan Administrator will send Canadian resident Plan participants a Form T5 and will send U.S. resident Plan participants a Form 1099-DIV after each year-end, reporting any dividend income that was received by Plan participants, through the Plan, during the year. In addition, if you sell Common Shares through the Plan, the Plan Administrator will send Canadian resident Plan participants a Form T5008 and a Relevé 18 (for Québec residents), and U.S. resident Plan participants a Form 1099-B after each year-end, reporting any sales proceeds that were received by Plan participants, through the Plan, during the year.

Limitations on Participation in the Plan

You may not transfer the right to participate in the Plan to another person. In addition, Plan participants may not pledge Common Shares deposited in their Plan accounts. Such shares would need to be withdrawn from the Plan in order to be pledged.

The Corporation reserves the right to refuse participation in the Plan to, or terminate the participation of, any person who, in our sole opinion, is participating in the Plan primarily with a view to arbitrage trading, whose participation in the Plan is part of a scheme to avoid applicable legal requirements or engage in unlawful behavior, or who has been artificially accumulating our securities, for the purpose of taking undue advantage of the Plan to our detriment. We may also deny the right to participate in the Plan to any person or category of persons, or terminate the participation of any participant or category of participants, if we deem it necessary or advisable to do so in order to comply with all applicable securities laws or other legal requirements, including any changes in laws, or interpretations of laws, occurring after the Plan’s implementation.

No person who beneficially owns, or controls or directs, Common Shares (or securities that are convertible or exercisable into Common Shares) representing 5% or more of the total combined voting power or value of all classes of shares of the Corporation shall be eligible to participate in the Plan. If, following enrolment in the Plan, a Plan participant acquires ownership, or control or direction over, Common Shares (or securities that are convertible or exercisable into Common Shares) that represent 5% or more of the total combined voting power or value of all classes of shares of the Corporation, then such participant’s participation in the Plan shall be immediately terminated.

The total amount of funds invested in Common Shares (whether by way of dividend reinvestment or direct share purchases) on behalf of a Plan participant in any one calendar year may not exceed C$250,000 for Canadian residents and US$250,000 for U.S. residents. See “Direct Share Purchases – Share Purchase Options,” below, for information concerning the minimum amount per purchase that may be made through the direct share purchase component of the Plan.

Book-Entry Shares

You will not receive a share certificate representing your Common Shares. All Common Shares purchased pursuant to the Plan, similar to all other Common Shares of the Corporation, will be held in book-entry form and will be credited to the individual Plan account maintained on your behalf by the Plan Administrator.

Accounts under the Plan are maintained in the names in which the Common Shares of the participants were registered at the time they enroll in the Plan.

Voting of Plan Shares

For any meeting of shareholders, the Common Shares held by the Plan Administrator on your behalf will be voted as you direct or you may vote by proxy or in person at the meeting of shareholders. A fractional share does not carry the right to vote.

Impact of a Rights Offering

If the Corporation has a rights offering pursuant to which holders of our Common Shares may subscribe for additional Common Shares or other securities, Plan participants may participate in the rights offering with respect to the whole Common Shares held in the Plan on their behalf, on the same basis as other shareholders. Rights attributable to fractional shares held for participants under the Plan will be accumulated and then sold by Computershare. The cash proceeds from such sale will be distributed proportionately to the accounts of the Plan participants.

Impact of a Stock Split or Stock Dividend

Common Shares distributed pursuant to a stock dividend or a stock split on Common Shares held by Computershare on behalf of a Plan participant will be retained by Computershare in the same manner that Common Shares are held under the Plan, and credited proportionately to the accounts of the Plan participants.

Limitation of Liability of the Corporation and Computershare

None of the Corporation, Computershare Canada or Computershare U.S., in administering the Plan, shall be liable for any act or any failure to act, including, without limitation, any claims of liability with respect to: (a) the receipt or non-receipt of any payment, form or other writing or electronic submission purported to have been sent to the Corporation or Computershare; (b) any actions taken as a result of inaccurate or incomplete information or instructions; (c) any decision to amend, suspend, terminate or replace the Plan in accordance with the terms thereof, which the Corporation may undertake in its sole and absolute discretion, subject to any applicable regulatory or shareholder approval requirements; (d) the involuntary termination of your participation in the Plan in the circumstances described herein; (e) the prices at which Common Shares are purchased for your account and/or the date or time such purchases are made, including any delay encountered in connection with such purchases, whether contemplated under the Plan or otherwise; (f) the prices at which Common Shares are sold for your account and/or the date or time such sales are made, including any delay encountered in connection with such sales, whether contemplated under the Plan or otherwise; (g) fluctuations in the market price of the Common Shares after the purchase or sale of such shares; (h) foreign currency fluctuations; or (i) income, capital gains, transfer or other taxes, or other liabilities payable by any participant or beneficial owner in connection with their participation in the Plan.

None of the Corporation, Computershare Canada or Computershare U.S. will be liable in respect of the prices at which Common Shares are acquired or sold on behalf of Plan participants or the timing of acquisitions or sales made under the Plan, including any losses or lost profits with respect to the price or times at which Common Shares are purchased or sold for any Plan participant’s account.

Both the Corporation and Computershare will have the right to reject any request regarding enrolment, withdrawal or termination from the Plan if such request is not received in proper form. Any such request will be deemed to be invalid until any irregularities have been resolved to our satisfaction and/or Computershare’s satisfaction. As neither the Corporation nor Computershare is under any obligation to provide notice of invalid requests, you are advised to confirm whether your initial enrolment and subsequent dividend reinvestment and direct share purchases and sales have been made.

In administering the Plan, Computershare is acting solely as agent of the Corporation and owes no duty, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, will be read into the status of Computershare as the plan administrator under the Plan.

In the absence of gross negligence or willful misconduct on its part, the Corporation, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted, or for any error of judgment made by it, in the performance of its duties under the Plan. In no event will Computershare or the Corporation be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if Computershare or the Corporation has been advised of the likelihood of such loss or damage and regardless of the form of action.

In administering the Plan, neither Computershare nor the Corporation shall be required to make and will make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. In addition, Computershare is not obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with a reasonable indemnity.

Risk of Market Price Fluctuations

Plan participants should recognize that Common Shares acquired under the Plan are no different from an investment in Common Shares directly held. Accordingly, neither the Corporation nor the Plan Administrator can ensure a profit or protect against a loss on Common Shares purchased or sold under the Plan, and neither shall be liable for any change in the market value of any security at any time.

Insiders

Plan participants that are considered insiders of the Corporation may not start, cease or change their elections regarding direct share purchases, provide instructions to sell the Common Shares held by the Plan Administrator on their behalf, initiate or cease their dividend reinvestment participation or otherwise make investment decisions under the Plan at a time when they would be restricted from trading pursuant to the Corporation’s insider trading policies or applicable securities laws. Insiders that wish to make an investment election or decision regarding the Plan, including the elections or decisions described in this paragraph, should seek pre-clearance from the Corporation’s securities law group in accordance with the Corporation’s insider trading policies before making such election or decision.

Amendment, Suspension or Termination of the Plan

The Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time without your consent, subject to any regulatory or shareholder approval requirements. In addition, the officers of the Corporation may modify the Plan from time to time without further approval by our Board of Directors to the extent that such modifications to the Plan are of an administrative or ministerial nature. Furthermore, from time to time, the Plan Administrator may offer additional services to participants under the plans that it administers. Accordingly, additional options may, from time to time, be available to Plan participants, which may be subject to the payment of fees or costs by Plan participants.

Computershare will notify you in writing of any modifications made to the Plan that, in our opinion, may materially prejudice participants. Generally, no notice will be given to participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, unless they materially affect the operation of the Plan, nor will a general notice be given of any additional benefits or features added to the Plan. These developments will be posted on Computershare’s self-service web portal, Investor Centre.

If we terminate the Plan, Common Shares will be transferred to the registered shareholder ledger and will continue to be held in book-entry form and Computershare will remit cash payments to the participants for any fractional share, based upon the closing price of the Common Shares on the TSX (in the case of Canadian residents) on the day immediately preceding the effective date of termination of the Plan or based upon the current market price of the Common Shares on the NYSE (in the case of U.S. residents) at the time of such transfer.

If we suspend the Plan, Computershare will make no purchases of Common Shares on the dividend payment date immediately following the effective date of such suspension, or thereafter. Any Common Share dividends subject to the Plan and paid after the effective date of such suspension will be remitted in cash by Computershare to the Plan participants to whom they are due.

In the case of General Sub-Plan and Franchisee Sub-Plan participants, any requests made by such participants for direct share purchases that have been submitted, duly completed and accompanied with full payment, prior to the suspension or termination of the Plan, shall be processed by Computershare in accordance with the terms of the Plan. Any requests made by such participants for direct share purchases following the suspension or termination of the Plan shall be cancelled and funds remitted to Computershare for the direct purchase of Common Shares shall be returned to the Plan participant.

In the case of Franchisee Sub-Plan participants, any funds remitted by the Corporation (or an affiliate thereof) to Computershare on behalf of Franchisee Sub-Plan participants prior to the suspension or termination of the Franchisee Sub-Plan shall be processed by Computershare in accordance with the terms of the Franchisee Sub-Plan, and any funds held by the Corporation (or an affiliate thereof) for the benefit of Franchisee Sub-Plan participants, pending remittance of such funds to Computershare, shall be returned to such Franchisee Sub-Plan participants by the Corporation.

In the case of Employee Sub-Plan participants, any amounts deducted from payroll prior to the suspension or termination of the Employee Sub-Plan shall be submitted by the Corporation (or an affiliate thereof) to Computershare on behalf of Participating Employees (as defined below) and processed by Computershare in accordance with the terms of the Employee Sub-Plan. Similarly, any payroll deductions submitted by the Corporation (or an affiliate thereof) to Computershare on behalf of Participating Employees prior to the suspension or termination of the Employee Sub-Plan shall be processed by Computershare in accordance with the terms of the Employee Sub-Plan.

Any requests made by Plan participants for sales of Common Shares that have been submitted, duly completed, prior to the suspension or termination of the applicable sub-plan shall be processed by Computershare in accordance with the terms of the applicable sub-plan. Any requests made by Plan participants for sales of Common Shares following the suspension or termination of such sub-plan shall be cancelled.

Contact Information

All questions regarding the Plan as well as all notices, requests, elections or instructions under the Plan required or permitted to be given to Computershare should be in writing and signed, and should be sent to the following address:

For Plan participants resident in Canada:

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue, 8th Floor

Toronto, Ontario M5J 2Y1

Tel: (800) 697-8078

www.computershare.com/timhortons

For Plan participants resident in the United States:

COMPUTERSHARE TRUST COMPANY, N.A.

P.O. Box 30170

College Station, TX 77842-3170

Tel: (888) 705-1022

www.computershare.com/timhortonsusa

Plan Interpretation

We reserve the right to interpret and regulate the Plan as we deem necessary or desirable and any such interpretation will be final.

Unless the context requires otherwise, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

The Plan is governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to any principles of conflicts of laws.

ADDITIONAL TERMS OF THE GENERAL SUB-PLAN

General

Participation in the General Sub-Plan is entirely voluntary. If you wish to cease participation in the General Sub-Plan at any time, you should take the steps outlined under “Termination of Participation in the Plan,” below.

Participation in the Plan

The General Sub-Plan is available to all persons that are resident in Canada or the United States, including our employees, restaurant owners and employees of restaurant owners. The Corporation has the right to restrict or terminate any person’s participation in the General Sub-Plan. See “Limitations on Participation in the Plan” and “Limitation of Liability of the Corporation and Computershare,” above.

Before deciding to enroll in the General Sub-Plan, you should fully consider the information contained in the General Sub-Plan and the information about the Corporation and the General Sub-Plan contained or incorporated by reference in this prospectus, and other information that we have filed separately with securities regulatory authorities in Canada and the United States.

The reinvestment of cash dividends, the direct purchase of initial or additional Common Shares, and the sale of Common Shares, all pursuant to the General Sub-Plan, do not relieve participants of any tax liability arising as a result of such dividends, purchases or sales. Participants are advised to seek independent tax advice in connection with their participation in the General Sub-Plan. See “Certain Income Tax Considerations Relating to the Plan,” below.

Interested persons may elect to enroll in one or both components of the General Sub-Plan:

•	if you choose to participate in the direct share purchase component of the General Sub-Plan, you may acquire initial and/or additional Common Shares directly through the Plan Administrator. See “Direct Share Purchases,” below; and

•	if you choose to participate in the dividend reinvestment component of the General Sub-Plan, then cash dividends paid on your Common Shares will be reinvested in additional Common Shares. See “Dividend Reinvestment,” below.

Once you have enrolled in the General Sub-Plan, you will remain enrolled until you discontinue your participation or until we terminate the General Sub-Plan. If you move your residence to outside of Canada or the United States, you will no longer be eligible to participate in the General Sub-Plan. See “Amendment, Suspension or Termination of the Plan,” above.

Enrolment in the Plan

a.	Existing Shareholders

i.	Registered Shareholders

If you are currently a shareholder of the Corporation and your Common Shares are registered in your name, you may enroll in the direct share purchase component of the General Sub-Plan and/or the dividend reinvestment component of the General Sub-Plan by completing and returning an Enrolment Form to the Plan Administrator by mail or by enrolling online through Computershare’s self-service web portal, Investor Centre. To obtain an Enrolment Form, contact Computershare at 1-800-697-8078 or access the Form online at www.computershare.com/timhortons if you are resident in Canada, or at 1-888-705-1022 or www.computershare.com/timhortonsusa, if you are resident in the United States.

See “Direct Share Purchases,” below for details regarding the share purchase options that are available to General Sub-Plan participants. See “Dividend Reinvestment – Dividend Reinvestment Options,” below for details regarding the dividend reinvestment options that are available under the General Sub-Plan.

ii.	Beneficial Shareholders

If you are currently a shareholder of the Corporation and your Common Shares are held in “street name,” meaning that your shares are registered in the name of an Intermediary, you should contact your Intermediary in order to determine the process by which you may enroll in the General Sub-Plan. Please note that we are unable to force an Intermediary to participate in the General Sub-Plan, nor can we control any procedures adopted by the Intermediary with respect to the General Sub-Plan. The practices of Intermediaries may vary and, accordingly, the various dates by which actions must be taken and documentary requirements described in the General Sub-Plan may be different from those required by your Intermediary.

If your Intermediary is unable or unwilling to enroll your Common Shares in the dividend reinvestment component of the General Sub-Plan, you may arrange for all or a portion of the Common Shares that you own through your Intermediary to be electronically transferred into your own name through the “direct registration system,” in which case you will become a registered shareholder. After becoming a registered shareholder, you may enroll those Common Shares in the dividend reinvestment component of the General Sub-Plan by following the enrolment procedures described above under “Enrolment in the Plan – Existing Shareholders – Registered Shareholders.” Please note that there may be fees or transfer costs charged by Intermediaries for beneficial shareholders to become registered shareholders. These fees and costs will not be covered by the Corporation or the Plan Administrator.

So long as your Common Shares are held in “street name,” your Intermediary will not be able to make direct share purchases under the General Sub-Plan on your behalf. In order to participate in the direct share purchase component of the General Sub-Plan, beneficial shareholders should follow the enrolment procedures described below under “Enrolment in the Plan – Interested Investors who do not Currently Hold Shares.”

b.	Interested Investors who do not Currently Hold Shares

If you are not currently a shareholder of the Corporation, you may join the General Sub-Plan by:

•	completing and returning to Computershare Canada (if you are a Canadian resident) or Computershare U.S. (if you are a U.S. resident) by mail a Direct Share Purchase Plan – Initial Enrolment Form (the “Enrolment Form”). U.S. residents may also enroll online through Computershare’s self-service web portal, Investor Centre. To obtain an Enrolment Form, contact Computershare Canada at 1-800-697-8078 (for Canadian residents) or Computershare U.S. at 1-888-705-1022 (for U.S. residents), or you may access the General Sub-Plan information online at www.computershare.com/timhortons for Canadian residents and www.computershare.com/timhortonsusa for U.S. residents; and

•	making an initial direct purchase of Common Shares under the General Sub-Plan in a minimum amount of C$25.00 (for persons resident in Canada) or US$25.00 (for persons resident in the United States).

Please note that the Enrolment Form requests information that the Plan Administrator is required to collect and record before it is permitted, under applicable law, to make an initial direct share purchase on an investor’s behalf or to enroll a person in the dividend reinvestment component of the General Sub-Plan. Your participation will begin promptly after Computershare Canada or Computershare U.S., as applicable, receives: (i) your duly completed Enrolment Form, and (ii) the cleared funds with which your initial Common Shares will be purchased. If you are a Canadian resident, payment for initial Common Shares must be made by cheque. U.S. residents may make their initial purchases by cheque or by one-time bank debit. See “Direct Share Purchases,” below.

Dividend Reinvestment

a.	Dividend Reinvestment Options

Unless otherwise directed by the General Sub-Plan participant, all of the cash dividends paid on the Common Shares acquired under the General Sub-Plan (including Common Shares acquired under the dividend reinvestment and direct share purchase components of the General Sub-Plan) will be reinvested in Common Shares. Accordingly, the Plan Administrator will apply all of the cash dividends, if any, paid on such Common Shares (less any applicable withholding tax) toward the purchase of additional Common Shares on your behalf. Dividends declared and paid on these Common Shares will be reinvested in additional Common Shares on a cumulative basis until: (i) you change your dividend reinvestment election, (ii) you withdraw from the General Sub-Plan or (iii) the General Sub-Plan is terminated.

For Common Shares acquired outside of the General Sub-Plan (i.e., “outside shares”), General Sub-Plan participants may opt to have cash dividends paid on such outside shares reinvested in additional Common Shares if those outside shares are registered in the exact same name as those acquired under the General Sub-Plan. This election is made when the participant enrolls in the General Sub-Plan, in the manner set forth under “Enrolment in the Plan,” above. If you elect to participate in the dividend reinvestment component of the General Sub-Plan for your outside shares, then dividends declared and paid on your outside shares will be reinvested in additional Common Shares on a cumulative basis until: (i) you instruct the Plan Administrator otherwise, (ii) you withdraw from the General Sub-Plan, or (iii) the General Sub-Plan is terminated.

If you purchase outside shares through your Intermediary then those shares will not be automatically subject to the dividend reinvestment component of the General Sub-Plan. In order to have these outside shares enrolled in the dividend reinvestment component of the General Sub-Plan, you should contact your Intermediary to determine the process by which those outside shares may be enrolled in the General Sub-Plan.

You may change your dividend reinvestment option by contacting Computershare. See “Contact Information,” above for contact details. In order for any changes to your dividend reinvestment election to take effect before the next dividend payment date (if any), you must notify the Plan Administrator in writing or modify your enrolment online at least five business days before the record date for the next dividend.

b.	Timing of Dividend Reinvestments

The reinvestment of a General Sub-Plan participant’s dividends begins with the first cash dividend that is paid by the Corporation following enrolment, provided that the participant has enrolled in the General Sub-Plan in the manner set forth above under “Enrolment in the Plan” at least five business days before the record date for that dividend. If enrolment (or any changes made to a participant’s dividend reinvestment election) occurs after such date, the reinvestment of any cash dividends, or any changes to the participant’s dividend reinvestment election, will begin with the next dividend, if any, provided that the participant is still a shareholder on the record date for the next dividend.

c.	Timing of Purchase of Dividend Reinvestment Shares

For dividend reinvestments, Common Shares will be purchased on each dividend payment date, or within five business days thereafter. Historically, the Corporation has paid dividends on its Common Shares in March, June, September and December of each year. The declaration of dividends, if any, and corresponding dividend record and payment dates are determined by the Corporation’s Board of Directors, in its sole discretion.

On each dividend payment date (or within five business days thereafter), the following will occur: (i) Computershare Canada will use the aggregate amount of all dividends allocated for share reinvestment by Canadian resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a Canadian registered dealer on the Canadian Exchange, and (ii) Computershare U.S. will use the aggregate amount of all dividends allocated for share reinvestment by U.S. resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a U.S. registered dealer on the NYSE. Each

General Sub-Plan participant’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the total amount of cash dividends to be reinvested on such General Sub-Plan participant’s behalf (less any applicable withholding tax), divided by (ii) the purchase price per share, calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Any Common Shares acquired on the Canadian Exchange for General Sub-Plan participants that are Canadian residents will be purchased in Canadian funds, and those acquired on the NYSE for General Sub-Plan participants that are U.S. residents will be purchased in U.S. funds.

For each cash dividend declared and paid by the Corporation, the total number of Common Shares purchased on a General Sub-Plan participant’s behalf on account of such dividend will depend on: (i) the dividend amount to which such General Sub-Plan participant is entitled, and (ii) the purchase price of the Common Shares acquired on the Canadian Exchange (for Canadian residents) and the NYSE (for U.S. residents) for dividend reinvestment purposes, on the purchase date. See “Purchase Price of Common Shares,” above.

Direct Share Purchases

a.	Share Purchase Options

As described above under “Enrolment in the Plan – Interested Investors who do not Currently Hold Shares,” a person that is not currently a shareholder of the Corporation may enroll in the General Sub-Plan and make an initial direct share purchase thereunder. In addition, under the General Sub-Plan, participating shareholders (including those who have purchased their initial Common Shares through the General Sub-Plan) may elect to buy additional Common Shares on a one-time or recurring periodic basis by providing funds to the applicable Plan Administrator in an amount of at least C$25 for Canadian residents and US$25 for U.S. residents, per purchase.

Each Plan Administrator will make purchases of Common Shares, on account of initial or additional optional share purchases, on a weekly basis, on behalf of General Sub-Plan participants that are resident in that Plan Administrator’s jurisdiction. Funds that are received by the Plan Administrator less than five business days prior to the Plan Administrator’s scheduled weekly purchase date (each such scheduled weekly purchase date being a “Direct Share Purchase Date”) will be held by the Plan Administrator until the next-succeeding Direct Share Purchase Date. No interest will be paid by the Plan Administrator or the Corporation on funds pending the Plan Administrator’s purchase of Common Shares.

Please note that you will be responsible for purchase fees charged by the Plan Administrator. See “Participation Fees” below.

Payment for initial direct share purchases by Canadian residents must be made by cheque, and payment for initial direct share purchases by U.S. residents must be made by cheque or by one-time bank debit. Payment for additional optional share purchases may be made by cheque, or one-time or recurring automatic bank debits. General Sub-Plan participants that are Canadian residents will be required to provide their share purchase funds to Computershare Canada in Canadian currency, and U.S. residents will be required to provide their funds to Computershare U.S. in U.S. currency.

The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations made thereunder (collectively, the “Act”) require that the Plan Administrator collect and record specific information and take other compliance measures on new or existing Canadian resident General Sub-Plan participants who elect to make an initial share purchase or additional optional share purchase under the General Sub-Plan. In order to acquire Common Shares for either the initial direct purchase or additional optional share purchases, all Canadian resident General Sub-Plan participants must have passed the requisite requirements under the Act, which are contained in the Enrolment Form and Optional Purchase Form (as defined below).

i.	Cheques

Cheques for direct share purchases should be made payable to Computershare, and must be accompanied by a completed Enrolment Form (for initial share purchases) or an Optional Cash Purchase Form (the “Optional Purchase Form”) (for additional optional share purchases). Both the Enrolment Form and the Optional Purchase Form are available online at www.computershare.com/timhortons for Canadian residents and www.computershare.com/timhortonsusa for U.S. residents.

ii.	One-Time Bank Debits

Provided you have an account with a Canadian or U.S. financial institution which complies with the requirements of the Act, or if Computershare otherwise agrees, you may make direct purchases of Common Shares through the General Sub-Plan (after your initial purchase, if you are a Canadian resident) by authorizing a one-time bank debit from your account. Canadian residents must provide a valid Canadian bank account, and U.S. residents must provide a valid U.S. bank account.

To authorize a one-time bank debit, you must be enrolled in the General Sub-Plan and will be required to complete and submit an Optional Purchase Form (or Enrolment Form, if you are a U.S. resident making an initial share purchase under the Plan). One-time bank debits can then be initiated online through Computershare’s self-service web portal, Investor Centre.

iii.	Recurring Automatic Bank Debits

Provided you have an account with a Canadian or U.S. financial institution that complies with the requirements of the Act, or if Computershare otherwise agrees, you may make direct purchases of Common Shares through the General Sub-Plan (after your initial purchase) by authorizing automatic monthly or quarterly bank debits from your account. Canadian residents must provide a valid Canadian bank account, and U.S. residents must provide a valid U.S. bank account.

To initiate recurring automatic deductions, you must be enrolled in the General Sub-Plan. Also, Canadian residents must have complied with the requirements of the Act by submitting the prescribed information in their Enrolment Form or Optional Purchase Form. Thereafter, recurring automatic bank debits can be initiated online through Computershare’s self-service web portal, Investor Centre. Automatic bank debits may also be initiated by completing and signing a Pre-Authorized Debit Form (which will be provided with Plan participants’ account statements) and returning it to Computershare, together with a voided blank cheque or letter from your financial institution confirming your banking details and names associated with the account, or a savings account deposit slip for the account from which funds are to be drawn. Please allow four to six weeks for the first automatic recurring bank debit to be initiated.

You must notify Computershare in writing or online through Computershare’s Investor Centre web portal to change or terminate any automatic recurring bank debit. Please allow 10 business days from the date Computershare receives your instructions for a change or cancellation to take effect.

iv.	Insufficient Funds

In the event that your cheque for an initial or additional optional share purchase payment is returned unpaid for any reason, or an authorized automatic bank debit cannot be effected, Computershare will consider the request for investment of such funds null and void, and Computershare shall immediately remove from your account the Common Shares, if any, purchased upon the prior credit of such funds. Computershare shall thereupon be entitled to sell the Common Shares to satisfy the uncollected amount plus any applicable non-sufficient funds fees. If the net proceeds of the sale of such Common Shares are insufficient to satisfy the balance of such uncollected amounts, Computershare shall be entitled to sell such additional Common Shares from your account as may be necessary to satisfy the uncollected balance.

b.	Methodology for Purchases of Shares

On a weekly basis, within five business days before an applicable Direct Share Purchase Date, the following will occur: (i) Computershare Canada will aggregate all outstanding Canadian funds received from Canadian resident Plan participants on account of direct share purchases since the cut-off date of the previous Direct Share Purchase Date, and, on the Direct Share Purchase Date, will use such funds to purchase Common Shares through a Canadian registered dealer on the Canadian Exchange, and (ii) Computershare U.S. will aggregate all outstanding U.S. funds received from U.S. resident Plan participants on account of direct share purchases since the cut-off date of the previous Direct Share Purchase Date, and, on the Direct Share Purchase Date, will use such funds to purchase Common Shares through a U.S. registered dealer on the NYSE.

Each Plan participant’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the total amount of cleared funds provided by such participant to the Plan Administrator on account of direct share purchases (less applicable fees of the Plan Administrator in accordance with its fee schedule), divided by (ii) the purchase price per share, calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Participation Fees

The General Sub-Plan is offered by the Corporation as a service to our shareholders, and, because all of the Common Shares allocated to General Sub-Plan participants are purchased in the open market, we do not receive any proceeds from share purchases made under the dividend reinvestment or direct share purchase components of the General Sub-Plan. You are responsible for any sales, transfer, direct share purchase and other fees charged by Computershare, as set forth in the fee schedule available online at Computershare’s Investor Centre web portal, as well as any fees, charges and expenses of your Intermediary. We do not receive any of the fees and commissions charged by Computershare. We will pay certain administrative fees and expenses of Computershare as may, from time to time, be agreed upon by Computershare and the Corporation.

The initial schedule of fees payable by Plan participants to Computershare is set forth below, which is subject to change and amendment from time to time. To understand the current fees that will be charged to your Plan account, you should review a copy of the Computershare fee schedule prior to making your investment decision. The Computershare fee schedule is available online at www.computershare.com/timhortons for Canadian residents, and www.computershare.com/timhortonsusa for U.S. residents. The initial fees payable by General Sub-Plan participants are set forth in the table below. Fees payable by Canadian resident Plan participants shall be paid in Canadian dollars, and fees payable by U.S. resident Plan participants shall be paid in U.S. dollars. In no event shall the fees set forth in the table below be subject to adjustment or modification to reflect currency fluctuations between Canadian or U.S. dollars.

Account and Initial Enrolment Fee (for participants wishing to establish an account and acquire initial Common Shares through direct share purchases)	$10.00 per participant

Optional Cash Payment - Purchase of additional Common Shares via cheque or one-time online bank debit	$6.00 per transaction*, waived by Computershare on initial enrolment

Optional Cash Payment - Purchase of additional Common Shares via funds automatically deducted from your chequing or savings account via Pre-authorized Debit	$1.50 per transaction*

Returned Cheque Fee (at participant’s request)	$25.00 each

Non-Sufficient Funds (cheque) or Pre-Authorized Debit Reject	$25.00 each

Sale of Common Shares – Batch Order	$15.00 per transaction, plus $0.12 per share sold*, not to exceed $50.00 per transaction

Sale of Common Shares – Market Order	$25.00 per transaction, plus $0.12 per share sold*, not to exceed $60.00 per transaction

Tax Statement (provided in connection with a participant’s sale of Common Shares)	$5.50 per transaction

Duplicate Account Statements	$10.00 per year requested

*	All per share fees include any brokerage commissions Computershare is required to pay.

Termination of Participation in the Plan

You may terminate your participation in the General Sub-Plan at any time by following the instructions at Computershare’s Investor Centre web portal, at www.computershare.com/timhortons for Canadian residents or www.computershare.com/timhortonsusa for U.S. residents, or by completing the termination portion of the voucher located on the reverse of your statement of account and delivering such document signed by the registered holder to Computershare. Beneficial owners must make arrangements to terminate their participation through their Intermediary.

To cease reinvesting your dividends, Computershare must receive your notice of termination at least five business days before the record date for the next dividend. If Computershare receives your termination request after that date, the termination will be effective the day following the completion of the dividend reinvestment period. When a participant terminates participation in the General Sub-Plan, a direct registration system transfer of the whole Common Shares credited to that participant’s account under the General Sub-Plan will be made to the registered shareholder ledger, and a cash payment will be made for any fractional Common Shares, based upon the closing price of the Common Shares on the TSX (in the case of Canadian resident participants) on the day immediately preceding the effective date of termination, or based upon the market price of the Common Shares on the NYSE (in the case of U.S. resident participants) at the time of such transfer. Thereafter, cash dividends on any of the Common Shares held by such shareholder will be paid to that holder in cash and will not be reinvested.

Your participation in the General Sub-Plan will continue following your death until terminated by your personal representative or by the Corporation.

Notices to Plan Participants

All notices from Computershare to General Sub-Plan participants will be addressed to registered holders at their last known address on Computershare’s share register. Beneficial shareholders will not receive notices directly from the Corporation or Computershare, but may receive notices through their Intermediary.

ADDITIONAL TERMS OF THE EMPLOYEE SUB-PLAN

Participation in the Plan

The Employee Sub-Plan is available to all Eligible Employees (each enrolled Eligible Employee, a “Participating Employee”). The Corporation has the right to restrict or terminate any person’s participation in the Employee Sub-Plan. See “Limitations on Participation in the Plan” and “Limitation of Liability of the Corporation and Computershare,” above.

Before deciding to participate in the Employee Sub-Plan, you should fully consider the information in the Employee Sub-Plan and the information about the Corporation and the Employee Sub-Plan contained or incorporated by reference in this prospectus, and other information that we have filed separately with securities regulatory authorities in Canada and the United States. A copy of the Employee Sub-Plan is available to Eligible Employees at the Corporation’s intranet website.

The reinvestment of cash dividends, the direct purchase of Common Shares, and the sale of Common Shares, all pursuant to the Employee Sub-Plan, do not relieve participants of any tax liability arising as a result of such dividends, purchases or sales. Participants are advised to seek independent tax advice in connection with their participation in the Employee Sub-Plan. See “Certain Income Tax Considerations Relating to the Plan,” below.

Eligible Employees may elect to make direct share purchases under the Employee Sub-Plan through payroll deductions, which will entitle you to acquire Common Shares directly through the Plan. See “Direct Share Purchases,” below. All cash dividends paid on your Common Shares acquired under the Employee Sub-Plan will be reinvested in additional Common Shares until you discontinue your participation or until we terminate the Employee Sub-Plan. See “Termination of Participation in the Plan,” below.

Once you have been enrolled in the Employee Sub-Plan then, as long as you remain an Eligible Employee, you will remain enrolled until you discontinue your participation or until we terminate the Employee Sub-Plan. If you move your residence to outside of Canada or the United States or cease being an Eligible Employee, you will no longer be eligible to participate in the Employee Sub-Plan. See “Termination of Participation in the Plan” and “Amendment, Suspension or Termination of the Plan,” above.

Contributions by the Corporation

At the sole election of the Corporation, the Corporation (or certain prescribed affiliates thereof) may make a one-time contribution, or ongoing contributions, less any applicable withholding taxes and deductions, to the Plan Administrator, on behalf of all persons that are then Eligible Employees (each a “Corporate Contribution”). The Plan Administrator will use the net amount of any Corporate Contribution to acquire Common Shares for the benefit of such Participating Employee (the “Contributed Shares”). In certain circumstances, in the Corporation’s sole discretion, alternative arrangements may be made under the Corporation’s employee stock incentive plan in order for certain Participating Employees to obtain the equivalent benefit of the Contributed Shares, but through the Corporation’s existing share incentive program for certain Participating Employees.

In the event that the Corporation chooses to provide a Corporate Contribution, at its sole discretion, for the benefit of the Participating Employees, it may also require that all Contributed Shares will be subject to a holding period up to a maximum of 90 days, during which period a Participating Employee may not sell, transfer or assign his or her interest in the Contributed Shares. Participating Employees will retain all right and title to, and interest in, the Contributed Shares during the holding period.

The Corporation reserves the right to suspend or terminate any Corporate Contribution for the benefit of Eligible Employees at any time following the implementation date of the Employee Sub-Plan, and without notice being provided to Eligible Employees.

Enrolment in the Plan

All Eligible Employees are eligible to enroll in the Employee Sub-Plan. If a Corporate Contribution for the benefit of Eligible Employees is not being offered or has been suspended or terminated, then an Eligible Employee will be enrolled in the Plan only upon electing to purchase Common Shares through the direct share purchase component of the Plan pursuant to the enrollment process described below under “Direct Share Purchases”. All of the cash dividends paid on Common Shares acquired under the Employee Sub-Plan (including any Contributed Shares and Common Shares acquired under the dividend reinvestment and direct share purchase components of the Employee Sub-Plan) will be automatically enrolled in the dividend reinvestment component of the Employee Sub-Plan as set out below under “Dividend Reinvestment”.

In the event that the Corporation chooses to provide a Corporate Contribution for the benefit of the Eligible Employees, all Eligible Employees that are then not enrolled in the Employee Sub-Plan but that are eligible to receive the benefit of the Corporate Contribution will be automatically enrolled in the Employee Sub-Plan at the time that the initial Corporate Contribution is remitted to Computershare on their behalf. See “Direct Share Purchases,” below for details regarding the share purchase options that are available to Participating Employees. Once you are enrolled in the Employee Sub-Plan, all of the cash dividends paid on the Common Shares acquired on your behalf under the Employee Sub-Plan (including the Contributed Shares and Common Shares acquired under the dividend reinvestment and direct share purchase components of the Employee Sub-Plan) will be automatically enrolled in the dividend reinvestment component of the Employee Sub-Plan as set out below under “Dividend Reinvestment”.

In the event that the Corporation chooses to provide a Corporate Contribution for the benefit of a Participating Employee, within five business days of the Corporation’s (and/or one or more affiliates thereof) remittance of a Corporate Contribution to Computershare for the benefit of a Participating Employee, the Plan Administrator will allocate the Contributed Shares to that Participating Employee’s account. See “Contributions by the Corporation” and “Purchase Price of Common Shares,” above.

If a Participating Employee owns Common Shares that were acquired prior to his or her enrolment in the Employee Sub-Plan, or were acquired by a Participating Employee outside of the Employee Sub-Plan (i.e., Common Shares that are registered in the name of a broker, investment dealer, financial institution or other nominee (each, an “Intermediary”)) then those Common Shares will not be automatically enrolled in the Employee Sub-Plan. If Participating Employees wish to have cash dividends paid on these “outside” shares reinvested in Common Shares, then they should contact their Intermediary for information on how to enroll those outside shares in the dividend reinvestment component of the General Sub-Plan.

Dividend Reinvestment

a.	Dividend Reinvestment Options

All of the cash dividends paid on Common Shares acquired under the Employee Sub-Plan (including any Contributed Shares and Common Shares acquired under the dividend reinvestment and direct share purchase components of the Employee Sub-Plan) will be automatically enrolled in the dividend reinvestment component of the Employee Sub-Plan. Accordingly, the Plan Administrator will apply all of the cash dividends, if any, paid on the Common Shares owned by a Participating Employee that are then or subsequently acquired under the Employee Sub-Plan (less any applicable withholding tax) toward the purchase of additional Common Shares on behalf of such Participating Employee. Dividends declared and paid on these Common Shares will be reinvested in additional Common Shares on a cumulative basis until: (i) you withdraw from the Employee Sub-Plan, or (ii) the Employee Sub-Plan is terminated.

b.	Timing of Dividend Reinvestments

The reinvestment of a Participating Employee’s dividends begins with the first cash dividend that is paid by the Corporation following enrolment, provided that the Participating Employee has been enrolled in the Employee Sub-Plan, in the manner set forth above under “Enrolment in the Plan,” at least five business days before the record date for that dividend. If enrolment occurs after such date, the reinvestment of any cash dividends will begin with the next dividend, if any, provided that the Participating Employee is still a shareholder on the record date for the next dividend.

c.	Timing of Purchase of Dividend Reinvestment Shares

For dividend reinvestments, Common Shares will be purchased on each dividend payment date or within five business days thereafter. Historically, the Corporation has paid dividends on its Common Shares in March, June, September and December of each year. The declaration of dividends, if any, and corresponding dividend record and payment dates are determined by the Corporation’s Board of Directors, in its sole discretion.

On each dividend payment date (or within five business days thereafter), the following will occur: (i) Computershare Canada will use the aggregate amount of all dividends allocated for share reinvestment by Canadian resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a Canadian registered dealer on the Canadian Exchange, and (ii) Computershare U.S. will use the aggregate amount of all dividends allocated for share reinvestment by U.S. resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a U.S. registered dealer through the facilities of the NYSE. Each Participating Employee’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the total amount of cash dividends to be reinvested on such Participating Employee’s behalf (less any applicable withholding tax), divided by (ii) the purchase price per share, calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Any Common Shares acquired on the Canadian Exchange for Participating Employees that are residents of Canada will be purchased in Canadian funds, and those acquired on the NYSE for Participating Employees that are U.S. residents will be purchased in U.S. funds.

For each cash dividend declared and paid by the Corporation, the total number of Common Shares purchased on a Participating Employee’s behalf on account of such dividend will depend on: (i) the dividend amount to which such Participating Employee is entitled, and (ii) the purchase price of the Common Shares acquired on the Canadian Exchange (for Canadian residents) and the NYSE (for U.S. residents) for dividend reinvestment purposes, on the purchase date. See “Purchase Price of Common Shares,” above.

Direct Share Purchases

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, under the Employee Sub-Plan you may elect to buy additional Common Shares, on a periodic basis, in an amount of at least C$25 (for Canadian residents) and US$25 (for U.S. residents), per purchase, by way of payroll deductions. This minimum purchase requirement will not apply to a Participating Employee’s first purchase transaction through payroll deductions under the Employee Sub-Plan or the first purchase transaction after re-initiating payroll deductions under the Employee Sub-Plan. See “Insiders” below.

The Corporation has agreed to pay the fees charged by Computershare for up to 13 direct purchases of Common Shares funded through payroll deductions, which includes, for the initial year, an administrative charge for the establishment of your account with Computershare. If you elect to enroll in the payroll deduction feature of the Employee Sub-Plan, then Common Shares will be acquired on your behalf after every second Payroll Deduction Period (as defined below) or pursuant to such other schedule as determined by the Corporation at its election, provided that, in any event, Common Shares will be scheduled to be acquired on your behalf no less frequently than once every four weeks. See “Participation Fees,” below.

Participating Employees who wish to participate in the direct share purchase component of the Employee Sub-Plan may enroll online through the Human Resources section of the Corporation’s intranet website. In order to facilitate direct purchases of Common Shares under the Employee Sub-Plan, we have made arrangements with Computershare so that automatic payroll deductions can be used by the Plan Administrator to make Common Share purchases on your behalf.

The Corporation (and/or one or more affiliates thereof) will hold all payroll deductions made on Participating Employees’ behalf and, on the first Tim Hortons payday following the end of each corporate payroll period (which, for certain U.S. resident employees that are paid on a weekly basis, may represent two payroll periods) (each, a “Payroll Deduction Period”), will remit the aggregate of all such payroll deductions to Computershare. Interest will not be paid on amounts held pending investment. This remittance schedule may be amended by the Corporation at its election in agreement with Computershare, provided that, in any event, remittances of payroll deductions by the Corporation to Computershare will be scheduled to occur no less frequently than once every four weeks. Once a payroll deduction has been effected, the direct share purchase that is scheduled to occur on Computershare’s next scheduled purchase date (each such scheduled weekly purchase date being a “Direct Share Purchase Date”) after every second Payroll Deduction Period is irrevocable. Payroll deductions will be automatically suspended during a Participating Employee’s leave of absence, including as a result of maternity leave, parental leave, short-term disability, long-term disability or any other reason. On the next Direct Share Purchase Date after every second Payroll Deduction Period, Computershare Canada will use the aggregate of all Canadian funds received from the Corporation (and/or one or more affiliates thereof) for the account of Canadian resident Participating Employees during such period to purchase Common Shares on the Canadian Exchange, and Computershare U.S. will use the aggregate of all U.S. funds received from the Corporation (and/or one or more affiliates thereof) for the account of U.S. resident Participating Employees during such period to purchase Common Shares on the NYSE.

Each Participating Employee’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the amount of payroll deductions deducted on behalf of such Participating Employee during the applicable Payroll Deduction Periods, divided by (ii) the purchase price per share calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Participating Employees may also directly buy Common Shares through payment by cheque, or one-time or recurring bank debits through the Plan Administrator. In order to do so, Participating Employees must enroll in the General Sub-Plan. There will be fees and transfer costs associated with purchases under the General Sub-Plan. Interested Participating Employees should read “Additional Terms of the General Sub-Plan” above for additional information.

Participation Fees

The Employee Sub-Plan is offered by the Corporation as a service to our Eligible Employees, and, because all of the Common Shares allocated to Participating Employees are purchased in the open market, we do not receive any proceeds of any share purchases made under the dividend reinvestment or direct share purchase components of the Employee Sub-Plan. Except as otherwise set forth herein, you are responsible for any sales, transfer, direct share purchase and other fees charged by Computershare, as set forth in the fee schedule available from Computershare, as well as any fees, charges and expenses of your Intermediary. We do not receive any of the fees and commissions charged by Computershare. We will pay certain administrative fees and expenses of Computershare as may, from time to time, be agreed upon by Computershare and the Corporation, and we will pay certain of the Plan Administrator’s share purchase fees, which are subject to change and amendment from time to time. Except as otherwise set forth herein, the Corporation undertakes no responsibility or liability for any fees, costs, expenses, commissions or charges that may become payable, and Participating Employees shall be solely responsible for all such fees, costs, expenses, commissions and charges.

To understand the current fees that will be charged to your Plan account, you should review a copy of the Computershare fee schedule prior to making your investment decision. The Computershare fee schedule is available online through the Human Resources section of the Corporation’s intranet website.

Please note that the Corporation reserves the right to amend, modify, suspend or terminate the Employee Sub-Plan at any time without your consent, subject to any regulatory or shareholder approval requirements. Accordingly, at any time, we may determine to terminate any Corporate Contributions and/or cease paying any administrative fees and expenses of Computershare, or we may reduce the amount or proportion of fees and expenses that we pay on Participating Employees’ behalf. In such a case, we will provide notice to Participating Employees of such changes. Please note that, following any such changes, you will become immediately responsible for any additional fees and expenses that we previously undertook on behalf of Participating Employees.

Termination of Participation in the Plan

a.	Payroll Deductions

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, you may terminate your participation in the direct share purchase component of the Employee Sub-Plan at any time. Insiders are subject to insider trading restrictions and the Corporation’s insider trading policies regarding their decision to initiate or cease payroll deductions. See “Insiders,” below. Any payroll deductions submitted by the Corporation (and/or one or more affiliates thereof) to Computershare on your behalf prior to the termination of your participation in the Employee Sub-Plan shall be processed by Computershare in accordance with the terms of the Employee Sub-Plan.

Please note that if you terminate your payroll deductions, you will not automatically cease your participation in the dividend reinvestment component of the Employee Sub-Plan, and your Common Shares will not automatically be transferred to you. In order to make transfers or sales of Common Shares held in your Employee Sub-Plan account, please see “Withdrawal from the Plan,” below.

b.	Voluntary and Involuntary Termination of Employment

In the event a Participating Employee’s employment with the Corporation (or an affiliate thereof) ceases, for any reason whatsoever including resignation, death, termination of employment, retirement, disability or otherwise, the Participating Employee’s participation in the Employee Sub-Plan shall cease as of the first Direct Share Purchase Date following the Payroll Deduction Period during which such Participating Employee’s salary continuance period terminates or such other date determined by the Corporation. In such event, the Plan Administrator will transfer all of your whole Common Shares in your Employee Sub-Plan account to a direct registration system account maintained by the Plan Administrator and mail you a cheque for the value of any fractional share based upon the closing price of the Common Shares on the TSX (for Canadian residents) on the day immediately preceding the cessation date, or based upon the market price of the Common Shares on the NYSE (for U.S. residents) at the time of such transfer or, if applicable, transfer all of the Common Shares to the Plan account maintained for you under the General Sub-Plan.

c.	Withdrawal from the Plan

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, you may terminate your participation in the Employee Sub-Plan, including its dividend reinvestment component, at any time by following the instructions at www.computershare.com/timhortons for Canadian residents, and www.computershare.com/timhortonsusa for U.S.

residents, or by completing the termination portion of the voucher located on the reverse of your statement of account and delivering such document to Computershare.

In order to cease your participation in the Employee Sub-Plan, Computershare must receive your notice of termination at least five business days before the record date for the next dividend. If Computershare receives your termination request after that date, the termination will be effective the day following the completion of the dividend reinvestment period. When a Participating Employee terminates participation in the Employee Sub-Plan, a direct registration system transfer of the whole Common Shares credited to that Participating Employee’s account under the Employee Sub-Plan will be made to the registered shareholder ledger, and a cash payment will be made for any fractional Common Shares, based upon the closing price of the Common Shares on the TSX (in the case of Canadian resident participants) on the day immediately preceding the effective date of termination, or based upon the market price of the Common Shares on the NYSE (in the case of U.S. resident participants) at the time of such transfer. Thereafter, cash dividends on any of our Common Shares held by such shareholder will be paid to that holder in cash and will not be reinvested. If you terminate your participation in the Employee Sub-Plan, you will be responsible for all account and set-up fees upon any re-enrolment. Furthermore, insiders are subject to insider trading restrictions and the Corporation’s insider trading policies regarding their decisions to initiate or cease dividend reinvestments. See “Insiders” below.

Insiders

Participating Employees that are considered insiders of the Corporation may not start, cease or change their elections regarding payroll deductions, provide instructions to sell the Common Shares held by the Plan Administrator on their behalf, initiate or cease their dividend reinvestment participation or otherwise make investment decisions under the Employee Sub-Plan at a time when they would be restricted from trading pursuant to the Corporation’s insider trading policies or applicable securities laws. Insiders that wish to make an investment election or decision regarding the Employee Sub-Plan, including the elections or decisions described in this paragraph, must comply with the Corporation’s insider trading policies before making such election or decision.

Notices to Participating Employees

All notices from Computershare to Participating Employees will be addressed to Participating Employees at their address on the register provided by the Corporation to the Plan Administrator. The Corporation will, from time to time, update the register provided to the Plan Administrator to reflect any changes in address of the Participating Employees.

ADDITIONAL TERMS OF THE FRANCHISEE SUB-PLAN

Participation in the Plan

Participation in the Franchisee Sub-Plan is entirely voluntary. The Franchisee Sub-Plan is available to all Eligible Restaurant Owners. The Corporation has the right to restrict or terminate any person’s participation in the Franchisee Sub-Plan. See “Limitations on Participation in the Plan” and “Limitation of Liability of the Corporation and Computershare,” above.

Before deciding to enroll in the Franchisee Sub-Plan, you should fully consider the information contained in the Franchisee Sub-Plan and the information about the Corporation and the Franchisee Sub-Plan contained or incorporated by reference in this prospectus, and other information that we have filed separately with securities regulatory authorities in Canada and the United States.

The reinvestment of cash dividends, the direct purchase of initial or additional Common Shares, and the sale of Common Shares, all pursuant to the Franchisee Sub-Plan, do not relieve participants of any tax liability arising as a result of such dividends, purchases or sales. Participants are advised to seek independent tax advice in connection with their participation in the Franchisee Sub-Plan. See “Certain Income Tax Considerations Relating to the Plan,” below.

Interested persons may elect to enroll in one or both components of the Franchisee Sub-Plan:

•	if you choose to participate in the direct share purchase component of the Franchisee Sub-Plan, you may acquire initial Common Shares directly through the Plan, and you may acquire additional Common Shares through the remittance of Franchisee Payments (as defined below) by the Corporation (and/or one or more affiliates thereof) on your behalf to the Plan Administrator. See “Direct Share Purchases,” below;

•	if you choose to participate in the dividend reinvestment component of the Franchisee Sub-Plan, then all of the cash dividends paid on your Common Shares will be reinvested in additional Common Shares. See “Dividend Reinvestment,” below.

Once you have enrolled in the Franchisee Sub-Plan, you will remain enrolled until you discontinue your participation or until we terminate the Franchisee Sub-Plan. If you move your residence to outside of Canada or the United States or you cease being an Eligible Restaurant Owner, you will no longer be eligible to participate in the Franchisee Sub-Plan. See “Amendment, Suspension or Termination of the Plan,” above.

Enrolment in the Plan

a.	Existing Shareholders

i.	Registered Shareholders

If you are currently a shareholder of the Corporation and your Common Shares are registered in your name, you may enroll in the Franchisee Sub-Plan by completing and returning an Enrolment Form directly to the Plan Administrator by mail, or by enrolling online through Computershare’s self-service web portal, Investor Centre. To obtain an Enrolment Form, contact Computershare at 1-800-697-8078 (if you are a Canadian resident) or 1-888-705-1022 (if you are a U.S. resident), or access the Enrolment Form online at the Corporation’s Franchisee web portal.

Eligible Restaurant Owners that have directed the Corporation (and/or one or more affiliates thereof) to remit their Franchisee Payments (as defined below) to Computershare for the purchase of Common Shares under the Franchisee Sub-Plan will be automatically enrolled in the Franchisee Sub-Plan concurrently with the remittance of such funds to Computershare by the Corporation (and/or one or more affiliates thereof).

See “Direct Share Purchases,” below for details regarding the share purchase options that are available to Franchisee Sub-Plan participants. See “Dividend Reinvestment – Dividend Reinvestment Options,” below for details regarding the dividend reinvestment provisions of the Franchisee Sub-Plan.

ii.	Beneficial Shareholders

If you are currently a shareholder of the Corporation and your Common Shares are held in “street name,” meaning that your shares are registered in the name of an Intermediary, you should contact your Intermediary in order to determine the process by which you may enroll in the Franchisee Sub-Plan. Please note that we are unable to force an Intermediary to participate in the Franchisee Sub-Plan, nor can we control any procedures adopted by the Intermediary with respect to the Franchisee Sub-Plan. The practices of Intermediaries may vary and, accordingly, the various dates by which actions must be taken and documentary requirements described in the Franchisee Sub-Plan may be different from those required by your Intermediary.

If your Intermediary is unable or unwilling to enroll your Common Shares in the dividend reinvestment component of the Franchisee Sub-Plan, you may arrange for all or a portion of the Common Shares that you own through your Intermediary to be electronically transferred into your own name through the “direct registration system,” in which case you will become a registered shareholder. After becoming a registered shareholder, you may enroll those Common Shares in the dividend reinvestment component of the Franchisee Sub-Plan by following the enrolment procedures described above under “Enrolment in the Plan – Existing Shareholders – Registered Shareholders.” Please note that there may be fees or transfer costs charged by Intermediaries for beneficial shareholders to become registered shareholders. These fees and costs will not be covered by the Corporation or the Plan Administrator.

b.	Interested Investors who do not Currently Hold Shares

If you are not currently a shareholder of the Corporation (and have not directed the Corporation or an affiliate thereof to remit Franchisee Payments (as defined below) to Computershare on your behalf), you may join the Franchisee Sub-Plan by:

•	completing and returning directly to Computershare Canada (if you are a Canadian resident) or Computershare U.S. (if you are a U.S. resident) by mail a Direct Share Purchase Plan – Initial Enrolment Form (the “Enrolment Form”). The Enrolment Form is available online at the Corporation’s Franchisee web portal; and

•	making an initial direct purchase of Common Shares under the Franchisee Sub-Plan in a minimum amount of C$25.00 (for Canadian residents) or US$25.00 (for U.S. residents).

If you are a Canadian resident, payment for initial Common Shares must be made by cheque. U.S. residents may make their initial share purchase by cheque or one-time bank debit. See “Direct Share Purchases,” below.

Please note that the Enrolment Form requests information that the Plan Administrator is required to collect and record before it is permitted, under applicable law, to enroll a person in the dividend reinvestment component of the Franchisee Sub-Plan or to make an initial direct share purchase on an investor’s behalf. Your participation will begin promptly after Computershare Canada or Computershare U.S., as applicable, receives: (i) your duly completed Enrolment Form, and (ii) the cleared funds with which your initial Common Shares will be purchased.

Dividend Reinvestment

a.	Dividend Reinvestment Options

Upon compliance with any internal procedures of Computershare, all of the cash dividends paid on Common Shares acquired under the Franchisee Sub-Plan (including Common Shares acquired under the dividend reinvestment and direct share purchase components of the Franchisee Sub-Plan) will be automatically reinvested in Common Shares pursuant to the Franchisee Sub-Plan. Accordingly, the Plan Administrator will apply all of the cash dividends, if any, paid on the Common Shares owned by a Franchisee Sub-Plan participant that are then or subsequently acquired under the Franchisee Sub-Plan (less any applicable withholding tax) toward the purchase of additional Common Shares on behalf of such Franchisee Sub-Plan participant. Dividends declared and paid on such Common Shares will be reinvested in additional Common Shares on a cumulative basis until: (i) you withdraw from the Franchisee Sub-Plan, or (ii) the Franchisee Sub-Plan is terminated.

If you purchase outside shares through your Intermediary, then those shares will not be automatically subject to the dividend reinvestment component of the Franchisee Sub-Plan. In order to have them enrolled for dividend reinvestment, you should contact your Intermediary to determine the process by which the outside shares may be enrolled in the General Sub-Plan.

b.	Timing of Dividend Reinvestments

The reinvestment of a Franchisee Sub-Plan participant’s dividends begins with the first cash dividend that is paid by the Corporation following enrolment, provided that the participant has enrolled in the Franchisee Sub-Plan, in the manner set forth above under “Enrolment in the Plan,” at least five business days before the record date for that dividend. If enrolment occurs after such date, the reinvestment of any cash dividends will begin with the next dividend, if any, provided that the Franchisee Sub-Plan participant is still a shareholder on the record date for the next dividend.

c.	Timing of Purchase of Dividend Reinvestment Shares

For dividend reinvestments, Common Shares will be purchased on each dividend payment date or within five business days thereafter. Historically, the Corporation has paid dividends on its Common Shares in March, June, September and December of each year. The declaration of dividends, if any, and corresponding dividend record and payment dates are determined by the Corporation’s Board of Directors, in its sole discretion.

On each dividend payment date (or within five business days thereafter), the following will occur: (i) Computershare Canada will use the aggregate amount of all dividends allocated for share reinvestment by Canadian resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a Canadian registered dealer on the Canadian Exchange; and (ii) Computershare U.S. will use the aggregate amount of all dividends allocated for share reinvestment by U.S. resident Plan participants (aggregated across all three sub-plans) to purchase Common Shares through a U.S. registered dealer on the NYSE. Each Franchisee Sub-Plan participant’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the total amount of cash dividends to be reinvested on such Franchisee Sub-Plan participant’s behalf (less any applicable withholding tax), divided by (ii) the purchase price per share, calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Any Common Shares acquired on the Canadian Exchange for Franchisee Sub-Plan participants that are residents of Canada will be purchased in Canadian funds, and those acquired on the NYSE for Franchisee Sub-Plan participants that are U.S. residents will be purchased in U.S. funds.

For each cash dividend declared and paid by the Corporation, the total number of Common Shares purchased on a Franchisee Sub-Plan participant’s behalf on account of such dividend will depend on: (i) the dividend amount to which such Franchisee Sub-Plan participant is entitled, and (ii) the purchase price of the Common Shares acquired on the Canadian Exchange (for Canadian residents) and the NYSE (for U.S. residents) for dividend reinvestment purposes, on the purchase date. See “Purchase Price of Common Shares,” above.

Direct Share Purchases

a.	Initial Share Purchases

i.	Franchisee Payments

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, as described above under “Enrolment in the Plan – Existing Shareholders – Registered Shareholders,” Eligible Restaurant Owners that have directed the Corporation (or an affiliate thereof) to remit cash payments owed to such Eligible Restaurant Owners by the Corporation (or an affiliate thereof) (collectively, the “Franchisee Payments”) to Computershare for the purchase of Common Shares under the Franchisee Sub-Plan will be automatically enrolled in the Franchisee Sub-Plan.

ii.	Participant Payments

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, as described above under “Enrolment in the Plan – Interested Investors who do not Currently Hold Shares,” an Eligible Restaurant Owner that is not currently a shareholder of the Corporation (and that has not directed the Corporation and/or an affiliate thereof to remit Franchisee Payments, on their behalf, to Computershare) may enroll in the Franchisee Sub-Plan and make an initial direct share purchase through Computershare Canada (for Canadian residents) or Computershare U.S. (for U.S. residents), in an amount of at least C$25 (for Canadian residents) and US$25 (for U.S. residents) per purchase. Canadian residents will be required to provide their share purchase funds to Computershare Canada in Canadian currency, and U.S. residents will be required to provide their share purchase funds to Computershare U.S. in U.S. currency. Payment for initial direct share purchases by Canadian residents must be made by cheque, and payment for initial direct share purchases by U.S. residents must be made by cheque or by one-time bank debit.

Cheques should be made payable to Computershare, and must be accompanied by a completed Enrolment Form. The Enrolment Form is available online at the Corporation’s Franchisee web portal.

Provided you have an account with a U.S. financial institution which complies with the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations made thereunder (collectively, the “Act”), or if Computershare otherwise agrees, U.S. residents may make initial direct purchases of Common Shares through the Franchisee Sub-Plan by authorizing a one-time bank debit from their account. To authorize a one-time bank debit, the U.S resident Franchisee Sub-Plan participant will be required to complete and submit an initial Enrolment Form. One-time bank debits can then be initiated online through Computershare’s self-service web portal, Investor Centre, at www.computershare.com/timhortonsusa (for U.S. residents).

Please note that you may be responsible for purchase fees charged by the Plan Administrator. See “Participation Fees,” below.

In the event that your cheque for an initial share purchase payment is returned unpaid for any reason, or an authorized bank debit cannot be effected, Computershare will consider the request for investment of such funds null and void, and Computershare shall immediately remove from your account the Common Shares, if any, purchased upon the prior credit of such funds. Computershare shall thereupon be entitled to sell the Common Shares to satisfy the uncollected amount plus any applicable non-sufficient funds fees. If the net proceeds of the sale of such Common Shares are insufficient to satisfy the balance of such uncollected amounts, Computershare shall be entitled to sell such additional Common Shares from your account as may be necessary to satisfy the uncollected balance.

b.	Additional Optional Share Purchases

i.	Franchisee Payments

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, under the Franchisee Sub-Plan, Eligible Restaurant Owners (including those who have purchased their initial Common Shares through the Franchisee Sub-Plan) may, provided that arrangements have been made between the Corporation and Computershare, elect to buy additional Common Shares on a periodic basis by directing the Corporation (or an affiliate thereof) to remit Franchisee Payments to Computershare for the purchase of Common Shares on behalf of such Franchisee Sub-Plan participant. Each Plan Administrator will make purchases of Common Shares, on account of initial or optional share purchases, on a weekly basis, on behalf of the Franchisee Sub-Plan participants resident in that Plan Administrator’s jurisdiction. Funds that are received by the Plan Administrator less than five business days prior to the Plan Administrator’s scheduled weekly purchase date (each such weekly purchase date being a “Direct Share Purchase Date”) will be held by the Plan Administrator until the next-succeeding Direct Share Purchase Date. No interest will be paid by the Plan Administrator or the Corporation on funds pending the Plan Administrator’s purchase of Common Shares.

Franchisee Sub-Plan participants that wish to have the Corporation (or an affiliate thereof) remit such Franchisee Payments toward the direct share purchase component of the Franchisee Sub-Plan should contact the Franchisee Sub-Plan’s Tim Hortons Coordinator at franchiseeplan@timhortons.com.

All funds remitted by the Corporation (or an affiliate thereof) to Computershare on behalf of Franchisee Sub-Plan participants shall be deemed to have been received by such Franchisee Sub-Plan participants and shall generally represent the gross amount payable by the Corporation (or an affiliate thereof) to the Franchisee Sub-Plan participant, without deductions made thereto on account of applicable taxes.

The election of Franchisee Sub-Plan participants to have Franchisee Payments owing to them remitted directly to Computershare for purchase of Common Shares on behalf of such participants does not relieve such participants of any tax liability arising out of such Franchisee Payments and such Franchisee Sub-Plan participants are advised to seek their own independent tax advice in making such election.

ii.	Participant Payments

Franchisee Sub-Plan Participants may also directly buy additional optional Common Shares by cheque, or one-time or recurring bank debits through the Plan Administrator. In order to do so, Franchisee Sub-Plan Participants must enroll in the General Sub-Plan. There will be fees and transfer costs associated with purchases under the General Sub-Plan. Interested Franchisee Sub-Plan Participants should read “Additional Terms of the General Sub-Plan” above for additional information.

b.	Methodology for Purchases of Shares

On a weekly basis, within five business days before an applicable Direct Share Purchase Date, the following will occur: (i) Computershare Canada will aggregate all Canadian funds received from Canadian resident Plan participants (for initial purchases) or from the Corporation or an affiliate thereof, on account of Franchisee Payments, and, on the Direct Share Purchase Date, will use such funds to purchase Common Shares through a Canadian registered dealer on the Canadian Exchange, and (ii) Computershare U.S. will aggregate all U.S. funds received from U.S. resident Plan participants (for initial purchases) or from the Corporation or an affiliate thereof, on account of Franchisee Payments, and, on the Direct Share Purchase Date, will use such funds to purchase Common Shares through a U.S. registered dealer on the NYSE.

Each Franchisee Sub-Plan participant’s account will then be credited with the number of Common Shares, including fractional shares, equal to: (i) the total amount of cleared funds provided by such participant (or by the Corporation or an affiliate thereof on behalf of such participant) to the Plan Administrator on account of direct share purchases (less applicable fees of the Plan Administrator in accordance with its fee schedule), divided by (ii) the purchase price per share, calculated pursuant to the method described above under “Purchase Price of Common Shares.”

Participation Fees

The Franchisee Sub-Plan is offered by the Corporation as a service to our Eligible Restaurant Owners, and, because all of the Common Shares allocated to Franchisee Sub-Plan participants are purchased in the open market, we do not receive any proceeds from share purchases made under the dividend reinvestment or direct share purchase components of the Franchisee Sub-Plan. Except as otherwise set forth herein, you are responsible for any sales, administration, transfer, share purchase and other fees charged by Computershare, as set forth in the fee schedule available from Computershare, as well as any fees, charges and expenses of your Intermediary. We do not receive any of the fees and commissions charged by Computershare. We will pay certain administrative fees and expenses of Computershare as may, from time to time, be agreed upon by Computershare and the Corporation, and we will pay certain of the Plan Administrator’s share purchase fees, which is subject to change and amendment from time to time. Except as otherwise set forth herein, the Corporation undertakes no responsibility or liability for any fees, costs, expenses, commissions or charges that may become payable, and Franchisee Sub-Plan participants shall be solely responsible for all such fees, costs, expenses, commissions and charges.

To understand the current fees that will be charged to your account at Computershare, you should review a copy of the Computershare fee schedule for the Franchisee Sub-Plan prior to making your investment decision. The Computershare fee schedule is available online at the Corporation’s Franchisee web portal. Please note that these fees are subject to change, from time to time, so you are encouraged to obtain the most recent copy of the Computershare fee schedule prior to making any investment decision.

Please note that the Corporation reserves the right to amend, modify, suspend or terminate the Franchisee Sub-Plan at any time without your consent, subject to any regulatory or shareholder approval requirements. Accordingly, at any time, we may determine to cease paying any administrative fees and expenses of Computershare, or we may reduce the amount or proportion of fees and expenses that we pay on Franchisee Sub-Plan participants’ behalf. In such a case, we will provide notice to the Franchisee Sub-Plan participants of such changes. Please note that, following any such changes, you will become immediately responsible for any additional fees and expenses that we previously undertook on behalf of Franchisee Sub-Plan participants.

The Corporation reserves the right to suspend, cancel, amend or terminate the underlying programs pursuant to which Franchisee Payments may be made. Nothing in the Franchisee Sub-Plan shall entitle an Eligible Restaurant Owner to participate (or to continued participation) in such programs, nor shall the Franchisee Sub-Plan expressly or impliedly limit the Corporation’s ability to suspend, cancel or amend such programs, or suggest that such programs shall continue indefinitely.

Restaurant Owner Employees

Eligible Restaurant Owners may opt to implement a direct share purchase and dividend reinvestment plan for the benefit of their employees (a “Restaurant Employee Plan”). Restaurant Employee Plans would permit restaurant owners to facilitate the acquisition of Common Shares by the Plan Administrator for the benefit of their employees, by way of employee payroll deductions. Restaurant owners that wish to implement a Restaurant Employee Plan should contact the Corporation’s Securities Law Group.

Please note that fees will be payable in order for a Restaurant Employee Plan to be implemented and administered. The Corporation will not be responsible or liable for any fees incurred by the restaurant owner, such restaurant owner’s employees or the Plan Administrator in connection with the implementation, administration or any transactions under a Restaurant Employee Plan.

Termination of Participation in the Plan

a.	Termination of Dividend Reinvestments

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, you may terminate your participation in the Franchisee Sub-Plan at any time by following the instructions at www.computershare.com/timhortons for Canadian residents or www.computershare.com/timhortonsusa for U.S. residents, or by completing the termination portion of the voucher located on the reverse of your statement of account and delivering such document to Computershare.

To cease reinvesting your dividends, Computershare must receive your notice of termination at least five business days before the record date for the next dividend. If Computershare receives your termination request after that date, the termination will be effective the day following the completion of the dividend reinvestment period. When a Franchisee Sub-Plan participant terminates participation in the Franchisee Sub-Plan, a direct registration system transfer of the whole Common Shares credited to that participant’s account under the Franchisee Sub-Plan will be made to the registered shareholder ledger or a cash payment will be made for any Common Shares, based upon the closing price of the Common Shares on the TSX (in the case of Canadian resident participants) on the day immediately preceding the effective date of termination, or based upon the market price of the Common Shares on the NYSE (in the case of U.S. resident participants) at the time of such transfer. Thereafter, cash dividends on any of the Common Shares held by such shareholder will be paid to that holder in cash and will not be reinvested.

If you terminate your participation in the Franchisee Sub-Plan, you will be responsible for all account and set-up fees upon re-enrolment. Furthermore, insiders shall be subject to insider trading restrictions and the Corporation’s insider trading policies in connection with the termination of their participation in the Franchisee Sub-Plan, and their re-enrolment in the Franchisee Sub-Plan. See “Insiders,” below.

b.	Termination of Corporate Remittances

Subject to any insider trading restrictions and corporate insider trading policies that may be applicable to you, you may elect to terminate the remittance of Franchisee Payments to Computershare by the Corporation (or an affiliate thereof) at any time by contacting Tim Hortons Plan Coordinator at franchiseeplan@timhortons.com. Insiders shall be subject to insider trading restrictions and the Corporation’s insider trading policies in connection with the termination or re-initiation of the remittance of their Franchisee Payments to Computershare. See “Insiders,” below.

Please note that if you terminate the Corporation’s remittance of Franchisee Payments to Computershare, you will not automatically cease your participation in the dividend reinvestment component of the Franchisee Sub-Plan, and your Common Shares will not automatically be transferred to you. In order to do so, please see “Termination of Dividend Reinvestments,” above.

The Corporation may terminate the remittance of Franchisee Payments to Computershare (or an affiliate thereof) at its election and, upon doing so, will forward the Franchisee Payment directly to you.

c.	Involuntary Terminations

In the event a Franchisee Sub-Plan participant ceases to be an Eligible Restaurant Owner, for any reason whatsoever including death, termination of franchise agreement, retirement, disability or otherwise, the Franchisee Sub-Plan participant’s participation in the Franchisee Sub-Plan shall immediately cease. In such event, the Plan Administrator will transfer all of the whole Common Shares in your Franchisee Sub-Plan account to a direct registration system account maintained by the Plan Administrator and mail you a cheque for the value of any fractional share based upon the closing price of the Common Shares on the TSX (in the case of Canadian participants) on the day immediately preceding the cessation date, or based upon the market price of the Common Shares on the NYSE (in the case of U.S. residents) at the time of such transfer or, if applicable, transfer all of the Common Shares to the Plan account maintained for you under the General Sub-Plan.

Insiders

Eligible Restaurant Owners that are considered insiders of the Corporation may not start, cease or change their directions to the Corporation regarding the remittance of their Franchisee Payments to Computershare, provide instructions to buy or sell Common Shares held by the Plan Administrator on their behalf, initiate or cease their dividend reinvestment participation or otherwise make investment decisions under the Franchisee Sub-Plan at a time when they would be restricted from trading pursuant to the Corporation’s insider trading policies or applicable securities laws. Insiders that wish to make an investment election or decision regarding the Franchisee Sub-Plan, including the elections or decisions described in this paragraph, must comply with the Corporation’s insider trading policies before making such election or decision.

Notices to Plan Participants

All notices from Computershare to Franchisee Sub-Plan participants will be addressed to Franchisee Sub-Plan participants at their address on the register provided by the Corporation to the Plan Administrator. The Corporation will, from time to time, update the register provided to the Plan Administrator to reflect any changes in address of the Franchisee Sub-Plan participants.

CERTAIN INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

THE FOLLOWING SUMMARY OF TAX CONSEQUENCES IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PARTICIPANT. IT IS THE RESPONSIBILITY OF PARTICIPANTS IN THE PLAN TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN IN THEIR RESPECTIVE COUNTRY OF RESIDENCE.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary of Canadian federal income tax considerations is based on the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder, and an understanding of the current administrative policies and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date hereof. The summary takes into account all specific proposals to amend the ITA publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action and does not take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular participant under the Plan. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective participants should consult their own tax advisors with respect to their own particular circumstances.

Residents of Canada

The following is a summary of the principal Canadian federal income tax considerations generally applicable to you if you reinvest cash dividends in additional Common Shares or make initial or additional optional cash purchases under the Plan generally and if, at all relevant times:

•	for purposes of the ITA and any applicable tax treaty or convention, you are an individual who is a resident, or deemed resident, of Canada;

•	you hold your Common Shares as capital property;

•	you deal at arm’s length and are not affiliated with the Corporation; and

•	you have not entered into a “derivative forward agreement” with respect to the Common Shares as that term is defined in the ITA.

This summary does not apply to you if (i) you are a “specified financial institution” or a “financial institution” for purposes of the ITA; (ii) an interest in you is a “tax shelter investment” as defined in the ITA; or (iii) you report your “Canadian tax results” in a currency other than Canadian currency.

Your Common Shares will generally be considered to be capital property unless you hold your shares in the course of carrying on a business or you acquired such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Canadian resident shareholders whose Common Shares might not otherwise be considered capital property may be entitled to make an irrevocable election under subsection 39(4) of the ITA to have their Common Shares and all other “Canadian securities” (as defined in the ITA) owned by the shareholders in the taxation year in which the election is made and all subsequent taxation years, deemed to be capital property.

Corporate Contribution

In the event that the Corporation chooses to provide any Corporate Contribution, the amount of the Corporate Contribution (as defined in “Additional Terms of the Employee Sub-Plan,” above) increased by the amount of the applicable withholding tax will be taxable to a Participating Employee as income from employment and a Participating Employee will be required to include such amount in computing his or her income for the year. A Participating Employee’s adjusted cost base in the Common Shares acquired with any Corporate Contribution will be equal to the Corporate Contribution and will be averaged with the adjusted cost base of all other Common Shares owned by a Participating Employee as capital property at that time for purposes of computing the adjusted cost base of each Common Share. Special rules may apply to Participating Employees who hold Common Shares acquired through the exercise of our employee stock options. Such Participating Employees should consult their own tax advisors with respect to their own particular circumstances.

Dividends

You will be required to include in computing your income for a taxation year any dividends that are reinvested on your behalf under the Plan during the year in the same manner as you would have been if the dividends had been received directly by you in cash. If you are an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividend designated by us as an “eligible dividend” in accordance with the provisions of the ITA. Although we have currently designated all dividends paid by us as “eligible dividends,” it is possible that we may subsequently pay dividends that are not so designated.

If you are a corporation, any dividend received or deemed to be received on your Common Shares will generally be included in computing your income but generally will be deductible in computing your taxable income. If you are a “private corporation” or a “subject corporation,” both as defined in the ITA, you will generally be liable to pay a refundable tax of 33 1/3 % under Part IV of the ITA on dividends received on your Common Shares to the extent such dividends are deductible in computing your taxable income for the year.

Capital Gains

Generally, on a disposition or deemed disposition of a whole or fractional Common Share, you will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) your adjusted cost base in the Common Share immediately before the disposition or the deemed disposition. Generally, your adjusted cost base in a Common Share acquired through the Plan will be determined by averaging the cost of such Common Share with the adjusted cost base of all other Common Shares owned by you as capital property at that time. The cost of a Common Share credited to your account pursuant to the Plan will be equal to the volume-weighted average of the actual price paid in Canadian dollars, on a per-Common Share basis, for all Common Shares purchased on behalf of Plan participants on the Canadian Exchange on the date the Common Share was acquired.

Generally, you will be required to include one-half of the amount of any capital gain (a “taxable capital gain”) realized in a taxation year in your income for the year. Subject to and in accordance with the provisions of the ITA, you are required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by you in the year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances described in the ITA.

A “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

The amount of any capital loss realized by a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and in the circumstances prescribed by the ITA. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. You should consult your own tax advisors if these rules may apply to you.

Alternative Minimum Tax

A capital gain realized, or a dividend received, by an individual or a trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax.

Non-Residents of Canada

The following is a summary of the principal Canadian federal income tax considerations generally applicable to you if you reinvest cash dividends in additional Common Shares or make initial or additional optional cash purchases under the Plan and if at all relevant times:

•	for purposes of the ITA and any applicable tax treaty or convention, you are not a resident, or deemed to be a resident, of Canada;

•	you do not use or hold (and will not use or hold) and are not deemed to use or hold the Common Shares in, or in the course of, carrying on a business in Canada and do not carry on an insurance business in Canada and elsewhere; and

•	your shares do not constitute “taxable Canadian property” for purposes of the ITA.

Generally, Common Shares will not be taxable Canadian property to you at the particular time provided that the Common Shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE) at that time and you, persons with whom you do not deal at arm’s length or you together with all such persons have not owned 25% or more of the issued shares of any class or series of a class of our capital stock at any time during the 60 month period that ends at that particular time. Notwithstanding the foregoing, your Common Shares can be deemed to be taxable Canadian property in certain circumstances set out in the ITA. Assuming your Common Shares are not deemed to be taxable Canadian property, you will not be subject to tax under the ITA in respect of any capital gain realized on the disposition of Common Shares.

Dividends on our Common Shares paid or credited to you including dividends reinvested under the Plan will generally be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of withholding in an applicable tax treaty where you are a resident of a country with which Canada has an income tax treaty.

If you are a United States resident entitled to benefits under the Canada-United States Income Tax Convention (1980) (the “Treaty”), dividends on our Common Shares of which you are the beneficial owner will generally be subject to Canadian withholding tax at the rate of 15%. The amount of dividends invested in additional Common Shares pursuant to the Plan will be reduced by the amount of Canadian withholding taxes withheld.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations generally applicable to certain participants who reinvest cash dividends in additional Common Shares or make optional cash purchases under the Plan and certain Eligible Employees on whose behalf Common Shares may be purchased pursuant to a Corporate Contribution under the Plan. The summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations promulgated thereunder, and judicial decisions and administrative interpretations, all of which are subject to change, possibly with retroactive effect. These United States federal income tax considerations apply only to a person or entity who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States,

•	a corporation or other entity organized under the laws of the United States or of any political subdivision thereof,

•	an estate whose income is subject to United States federal income taxation regardless of its source, or

•	a trust (i) if a United States court can exercise primary jurisdiction over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that has elected to be treated as a United States person under applicable Treasury regulations.

This summary does not address the United States federal income tax consequences for participants that are subject to special provisions under the Code, including the following participants: (i) participants that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (ii) participants that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (iii) participants that have a “functional currency” other than the United States dollar; (iv) participants that are liable for the alternative minimum tax under the Code; (v) participants that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (vi) participants that hold the Common Shares other than as a capital asset within the meaning of Section 1221 of the Code; (vii) participants that own, directly or indirectly, 5% or more, by voting power or value, of the Corporation; (viii) partnerships or other entities classified as partnerships for U.S. federal income tax purposes; (ix) investors in pass-through entities; and (x) certain former citizens or residents of the U.S. Participants that are subject to special provisions under the Code, including participants described immediately above, should consult their own tax advisors regarding the United States federal, United States estate and gift, United States state and local, and foreign tax consequences of reinvesting cash dividends in additional Common Shares under the Plan or making optional cash purchases under the Plan.

Partners of entities that are classified as partnerships for United States federal income tax purposes should consult their own tax advisors regarding the United States federal income tax consequences of reinvesting cash dividends in additional Common Shares or making optional cash purchases under the Plan.

A participant will be treated for United States federal income tax purposes as having received a distribution in an amount equal to the amount of the cash distributed by the Corporation. The gross amount of the distribution (including any amounts deducted for Canadian withholding taxes) will be includable in a participant’s income as a taxable dividend to the extent of our current and accumulated earnings and profits as determined for United States federal income tax purposes. Dividends received by non-corporate participants generally are subject to reduced rates of taxation, subject to certain limitations, provided the Corporation is not a PFIC (as defined below). The amount of any such dividend will not be eligible for the dividends received deduction generally available to U.S. corporate shareholders. Subject to certain limitations under the Code, participants who are subject to United States federal income tax will be entitled to a credit or deduction for Canadian income taxes withheld from any such dividends.

A participant’s tax basis for Common Shares purchased pursuant to the dividend reinvestment component of the Plan will generally be equal to the amount of cash distributed by the Corporation to Computershare on the participant’s behalf, less any Canadian taxes withheld. Participants are urged to consult their tax advisors regarding the availability of electing to average the basis of Common Shares purchased pursuant to the dividend reinvestment component of the Plan. A participant’s holding period for Common Shares purchased with dividends will begin on the day following the dividend payment date. A participant who makes optional cash purchases of Common Shares under the direct share purchase component of the Plan will have a tax basis in those Common Shares equal to the amount of cash used to purchase those Common Shares and the participant’s holding period will begin on the day following the date of the purchase.

Participants generally will recognize a taxable gain or loss when they sell or exchange Common Shares and when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan or otherwise. The amount of this gain or loss will be equal to the difference between the amount a participant receives for his or her Common Shares or fraction thereof and the participant’s adjusted tax basis in these Common Shares or fraction thereof. The gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for such Common Shares exceeds one year. Capital gain of a non-corporate U.S. holder is generally subject to reduced rates of taxation, provided the Corporation is not a PFIC, if the property has been held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss realized by participants who are United States persons will generally be gain or loss from sources within the United States for foreign tax credit limitation purposes.

Taxable dividends with respect to Common Shares that are paid in Canadian dollars generally will be included in the gross income of a participant as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. The amount realized on the sale or exchange of Common Shares will generally be based on the U.S. dollar value of the Canadian dollars received on the settlement date of the disposition. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a participant will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any participant that receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have foreign currency exchange gain or loss that will be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

The Corporation will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year if 75% or more of its gross income (including the pro rata share of the gross income of any company in which it is considered to own, directly or indirectly, 25% or more of the shares by value) is passive income, or on average at least 50% of the gross value of its assets is held for the production of, or produces, passive income.

PFIC status is determined on an annual basis. The Corporation does not expect to be a PFIC for the taxable year ending December 28, 2014, or thereafter. However, because the Corporation’s income and assets and the nature of its activities may vary from time to time, no assurance can be given that the Corporation will not be considered a PFIC for any taxable year. If a participant owns Common Shares during a taxable year in which the Corporation is a PFIC, the PFIC rules generally will apply to a participant thereafter, even if in subsequent taxable years the company no longer meets the test described above to be treated as a PFIC. No ruling will be sought from the U.S. Internal Revenue Service regarding whether the company is a PFIC.

In general, if the Corporation were to be treated as a PFIC, certain adverse rules would apply to dividends received from the company and to dispositions of Common Shares (potentially including dispositions that would not otherwise be taxable). Participants are urged to consult their tax advisors about the PFIC rules in connection with their holding of Common Shares.

As described in “Additional Terms of the Employee Sub-Plan –Contributions by the Corporation,” above, the Corporation may choose to make a Corporate Contribution to the Plan Administrator to purchase Common Shares on behalf of Participating Employees. A Participating Employee who is a U.S. citizen or resident individual or who performs his or her services in the United States will generally be treated as having received ordinary compensation income equal to the amount of any such Corporate Contribution used to purchase Common shares on such Participating Employee’s behalf, increased by any applicable withholding taxes, and will be subject to U.S. wage withholding and, in certain cases, employment taxes on such income on the date of the Corporate Contribution. A Participating Employee’s tax basis for any Common Shares purchased pursuant to this benefit will be equal to the amount of such Corporate Contribution.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, we file reports with and furnish other information to the U.S. Securities and Exchange Commission (the “SEC”). Although we are a “foreign private issuer” under the Exchange Act, we voluntarily file reports on Forms 10-K, 10-Q and 8-K rather than using certain forms available to foreign private issuers. You may read and copy any document that we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. The SEC’s Next Generation Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov contains reports and other information about us and all public documents that we file electronically with the SEC.

We are also a reporting issuer in all of the provinces and territories of Canada and are required to file through SEDAR, the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com, periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as management proxy circulars and related materials for annual and special meetings of our shareholders. Our filings under the Exchange Act satisfy certain of our continuous disclosure obligations under Canadian law and are made available on SEDAR to the extent that they are available at the SEC’s website. In addition, substantially all of the disclosure materials that we file with the SEC are also available on SEDAR.

We have filed with the SEC under the Securities Act a registration statement on Form S-3 relating to our direct share purchase and dividend reinvestment plan of which this prospectus is a part. The Form S-3 has also been filed on SEDAR. This prospectus does not contain all of the information set forth in such registration statement, and you should refer to the registration statement and its exhibits to read that information. For further information about us and our Common Shares, you are encouraged to refer to the registration statement and to the schedules and exhibits filed with it. Statements contained in this prospectus as to the provisions of documents filed as exhibits are not necessarily complete, and in each instance reference is made to the copy so filed which is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The following documents, which we have filed with or furnished to the SEC and the Canadian Securities Administrators, are specifically incorporated by reference in this prospectus (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the SEC on February 25, 2014;

2.	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the SEC on March 21, 2014;

3.	Our Quarterly Report on Form 10-Q for the three months ended March 30, 2014, filed with the SEC on May 7, 2014;

4.	Our Current Reports on Form 8-K, or amendments to such Forms, filed with the SEC on March 14, 2014, March 28, 2014, May 1, 2014 (Exclusively Item 5.02), May 14, 2014 and May 23, 2014; and

5.	The description of the Common Shares contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 28, 2009.

All filings made by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus as of the date of the filing of such documents or reports, other than any portion of the respective filings that is furnished, rather than filed, under applicable SEC rules (unless otherwise contemplated therein).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in any other later-filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

You may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless delivery of the exhibits is specifically requested. Requests should be directed to our principal executive offices, Attention: Investor Relations Department, 874 Sinclair Road, Oakville, ON, Canada L6K 2Y1, Telephone Number: 905-339-6186. Additionally, copies of such documents may be found within the “Investor Relations” section of our website at www.timhortons-invest.com.

As we are a foreign private issuer under the Exchange Act, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and transactions in the Common Shares by our officers and directors are exempt from Section 16 of the Exchange Act. We must prepare and file a management proxy circular in compliance with the requirements applicable to Canadian issuers, and we make any such management proxy circulars available on the SEC website, as well as SEDAR. Insiders of the Corporation are subject to Canadian insider reporting requirements, and information regarding the trading activities of our directors and officers is available on the System for Electronic Disclosure by Insiders, or SEDI.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares pursuant to the Plan.

PLAN OF DISTRIBUTION

The Common Shares offered pursuant to the Plan will be purchased by Computershare on the open market through the Canadian Exchange and NYSE. You will be charged fees for participation in certain aspects of the Plan. See “Participation Fees” under the sub-plan descriptions in this prospectus pursuant to which you are eligible to participate in the Plan. We will pay certain administrative fees and expenses of Computershare in connection with certain aspects of the Plan. The Common Shares are listed on the TSX and NYSE.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario and New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of the Corporation (included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 29, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Toronto, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the approximate fees and expenses, in U.S. dollars, payable by the Corporation in connection with the offering described in this registration statement. All amounts, except the SEC registration fee, are estimates.

SEC registration fee (1)	$0
Printing and engraving expenses	2,000
Legal fees and expenses	40,000
Accounting fees and expenses	20,000
Plan Administrator fees and expenses (2)	55,000
Miscellaneous expenses	—

Total	$117,000

(1)	We have offset the entire SEC registration fee pursuant to Rule 415(a)(6) under the Securities Act.
(2)	This amount represents the estimated fees that will be payable by the Corporation in the next year of the Plan’s operation from the date of the filing of this registration statement with the SEC.

ITEM 15.	Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation (or other entity, as the case may be) if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (i) and (ii), above.

As permitted by the CBCA, the Corporation’s by-laws require us to indemnify our directors or officers, former directors or officers or other individuals who, at our request, act or acted as directors or officers or in a similar capacity of another entity against all losses, damages, costs, charges and expenses reasonably incurred (including amounts paid to settle an action or satisfy any judgment, fines, penalties or liabilities) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Corporation or such other entity.

To be entitled to indemnification, our by-laws state that such persons must have acted honestly and in good faith with a view to the best interest of the Corporation or the other entity, as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. As permitted by the CBCA, our by-laws also require us to advance money to such individual for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Corporation or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of his or her association with the Corporation or the other entity, as the case may be, then if the individual fulfills the conditions set out in our by-laws, we shall seek and obtain approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The rights of indemnification provided by our by-laws are not exhaustive and are in addition to any rights to which a director, officer or other employee may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of our by-laws, we may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

We have entered into indemnification agreements with our directors, executive officers and with certain other officers and employees (including directors (who may be third parties), officers and employees of our subsidiaries). The indemnification agreements generally require that we indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with the Corporation or another entity where he or she acts or acted as a director or officer or in a similar capacity at our request, if the indemnitee acted honestly and in good faith with a view to the best interests of the Corporation or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by the Corporation.

In addition, we have purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 16.	Exhibits

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Tim Hortons Inc. filed with the SEC on September 28, 2009)

4.2	Amended and Restated By-Law No. 1 of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Tim Hortons Inc. filed with the SEC on May 14, 2014)

4.3	Shareholder Rights Plan Agreement, dated August 6, 2009, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (incorporated herein by reference to Annex D of the definitive proxy statement of Tim Hortons Inc. filed with the SEC on August 17, 2009)

5.1	Opinion of Osler, Hoskin & Harcourt LLP, New York, New York regarding the legality of the securities being registered

8.1	Opinion of Osler, Hoskin & Harcourt LLP, Toronto, Ontario regarding Canadian tax matters

8.2	Opinion of Osler, Hoskin & Harcourt LLP, New York, New York regarding U.S. tax matters

23.1	Consent of PricewaterhouseCoopers LLP, Toronto, Ontario

23.2	Consent of Osler, Hoskin & Harcourt LLP, Toronto, Ontario (included in Exhibit 8.1)

23.3	Consent of Osler, Hoskin & Harcourt LLP, New York, New York (included in Exhibits 5.1 and 8.2)

24.1	Powers of Attorney (included on the signature page of this Form S-3)

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oakville, Province of Ontario, on June 13, 2014.

TIM HORTONS INC.

By:	/s/ JILL E. SUTTON
Name:	Jill E. Sutton
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Marc Caira, Cynthia J. Devine, Stephen Wuthmann and Jill E. Sutton, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) and documents related thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, as of the 13th day of June, 2014.

	Title	Date
/s/ MARC CAIRA	President and Chief Executive Officer, Director	June 13, 2014
Marc Caira	(Principal Executive Officer)

/s/ CYNTHIA J. DEVINE	Chief Financial Officer (Principal Financial Officer and	June 13, 2014
Cynthia J. Devine	Principal Accounting Officer)

/s/ M. SHAN ATKINS	Director	June 13, 2014
M. Shan Atkins

/s/ MICHAEL J. ENDRES	Director	June 13, 2014
Michael J. Endres

/s/ MOYA M. GREENE	Director	June 13, 2014
Moya M. Greene

/s/ FRANK IACOBUCCI	Lead Director	June 13, 2014
Frank Iacobucci

/s/ JOHN A. LEDERER	Director	June 13, 2014
John A. Lederer

/s/ DAVID H. LEES	Director	June 13, 2014
David H. Lees

/s/ SHERRI A. BRILLON	Director	June 13, 2014
Sherri A. Brillon

/s/ WAYNE C. SALES	Director	June 13, 2014
Wayne C. Sales

/s/ PAUL D. HOUSE	Chairman of the Board	June 13, 2014
Paul D. House

/s/ THOMAS V. MILROY	Director	June 13, 2014
Thomas V. Milroy

/s/ CHRISTOPHER R. O’NEILL	Director	June 13, 2014
Christopher R. O’Neill

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the undersigned, solely in its capacity as the registrant’s duly authorized representative in the United States, on this 13th day of June, 2014.

TIM HORTONS USA INC.

By:	/s/ JILL E. SUTTON
Name:	Jill E. Sutton
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Tim Hortons Inc. filed with the SEC on September 28, 2009)

4.2	Amended and Restated By-Law No. 1 of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Tim Hortons Inc. filed with the SEC on May 14, 2014)

4.3	Shareholder Rights Plan Agreement, dated August 6, 2009, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (incorporated herein by reference to Annex D of the definitive proxy statement of Tim Hortons Inc. filed with the SEC on August 17, 2009)

5.1	Opinion of Osler, Hoskin & Harcourt LLP, New York, New York regarding the legality of the securities being registered

8.1	Opinion of Osler, Hoskin & Harcourt LLP, Toronto, Ontario regarding Canadian tax matters

8.2	Opinion of Osler, Hoskin & Harcourt LLP, New York, New York regarding U.S. tax matters

23.1	Consent of PricewaterhouseCoopers LLP, Toronto, Ontario

23.2	Consent of Osler, Hoskin & Harcourt LLP, Toronto, Ontario (included in Exhibit 8.1)

23.3	Consent of Osler, Hoskin & Harcourt LLP, New York, New York (included in Exhibits 5.1 and 8.2)

24.1	Powers of Attorney (included on the signature page of this Form S-3)